Exhibit 4.8

AMENDED AND RESTATED OPTION & JOINT VENTURE AGREEMENT

THIS AMENDED AND RESTATED OPTION & JOINT VENTURE AGREEMENT dated for reference the 17th day of October, 2001.

BETWEEN:

NATIONAL GOLD CORPORATION, a corporation incorporated under the laws of Alberta and having an office at 910 - 510 Burrard Street, Vancouver, B.C. Canada V6C 3A8

("NGL")

O.N.C. de MEXICO S.A. de C.V., a corporation validly incorporated under the laws of Mexico and having an office at 910 - 510 Burrard Street, Vancouver, B.C. Canada V6C 3A8

("ONCM")

(NGL and ONCM collectively referred to as "National Gold")

AND:

ALAMOS MINERALS LTD., a corporation incorporated under the laws of the Province of British Columbia and having an office at 1400 - 400 Burrard Street, Vancouver, B.C. Canada V7X 1A6

("AML")

MINERA BIENVENIDOS S.A. de C.V., a corporation incorporated under the laws of Mexico and having an office at 1400 - 400 Burrard Street, Vancouver, B.C. Canada V7X 1A6

("MB")

(AML and MB collectively referred to as "Alamos")

W H E R E A S :

The parties had entered into a Option and Joint Venture Agreement (the "First Agreement") dated of even date whereby the parties established certain rights and obligations among themselves with respect to the subject Option and Joint Venture Agreement contemplated herein;

The parties have agreed that, among other things, the First Agreement be amended by the provisions of this Agreement;

The parties agree to establish certain rights and obligations in respect of the option and conduct of joint venture, and certain other matters, all as set out in this Agreement and the First Agreement shall hereafter be of no force and effect;

NGL, ONCM and Minera San Augusto, S.A. de C.V. entered into an Asset Purchase Agreement, for the acquisition of certain mineral concessions and other assets used in connection with exploration and development activities on the Properties;

ONCM is a wholly owned subsidiary of NGL;

MSA assigned all of its rights and obligations under the Asset Purchase Agreement to Tenedoramex S.A. de C.V. and Kennecott Minerals Company pursuant to an assignment agreement dated March 23, 2001;

National Gold wishes to grant to Alamos an exclusive option to acquire from National Gold, a 50% undivided right, title and interest in and to the Properties and the Asset Purchase Agreement upon and subject to the terms and conditions hereinafter set out; and

Upon Alamos exercising its option to earn a 50% interest in the Properties, National Gold and Alamos wish to form a joint venture to continue the development and operation of the Properties subject to the terms and conditions hereinafter set out.

Under the Asset Purchase Agreement, ONCM and National Gold require the consent of the Vendors to the Option Agreement;

The Vendors have agreed to provide their consent to the Option Agreement in the form attached to the Option Agreement as Schedule G; and

It is a condition to the consent of the Vendors that AML and MB enter into this agreement.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the representations, warranties and covenants set out herein and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by the parties), the parties covenant and agree as follows:

1.

DEFINITIONS

1.

In this agreement and in the Schedules and the recitals hereto, unless the context otherwise requires, the following expressions will have the following meanings:

1.

"Affiliate" means any person, partnership, joint venture, corporation, or other form of enterprise which directly or indirectly controls, is controlled by or is under common control with a party, and for the purposes hereof;

(i) "control" means possession, directly or indirectly, of the power to direct or cause direction of management and policies through ownership of voting securities, contract, voting trust or otherwise, and

(ii) in the absence of evidence to the contrary, ownership of fifty (50%) percent or more of the voting securities of a corporation will constitute "control";

(b)"Approval Date" means the date as of which AML and NGL have received notice from the Exchange that this agreement has been accepted for filing on behalf of AML and NGL, respectively and NGL has received the Vendor’s Approval, duly signed and unconditionally delivered by the Vendor;

(c)"Asset Purchase Agreement" means that certain agreement dated December 21, 2000 among MSA, ONCM and NGL as amended by the First Amendment and the Second Amendment, together with all instruments, documents, ancillary agreements, promissory notes, debentures, guarantees, share pledges, share options, specific and general security agreements and documents delivered under, pursuant to or along with the foregoing from time to time, all as it or they may at any time or from time to time be amended, restated, supplemented or otherwise modified, extended, renewed or replaced from time to time; a copy of which is attached hereto as Schedule "B";

(d) "Assets" means the Properties and all other assets acquired or held by the Participants with respect thereto or for the benefit of the Properties, or pursuant to this agreement as the same may exist from time to time including, without limiting the generality of the foregoing, the benefit of all Expenditures, Operating Costs, Other Tenements, Facilities, Products and all supplies, equipment and improvements related therefore;

(e) "Business Day" means a day which is not a Saturday, Sunday or legal holiday in the place where any action is to be taken or any act performed hereunder;

(f) "Change of Control" means the acquisition by an arm’s length third party of a number of shares of a corporation which is sufficient to enable such third party to cause its nominees to be elected to and comprise the majority of the board of directors of such corporation;

(g)"Contingency Fund" means the fund to be established by the Parties pursuant to Section 4.5, the moneys in which will be used by the Parties in order to satisfy all legal obligations of the Parties in connection with the permanent or temporary shutdown in whole or in part of the Parties’ operations on the Properties, including without limitation, any exploration, testing, development, mining or refinement activities on the Properties, whether or not such obligations are recognized in the accounts of the Parties or the Operator and including, without limitation, to post any required reclamation bonds or deposits required by any government authority, all anticipated costs of reclamation of the surface lands to the Properties and other environmental rehabilitation as may be required by any governmental, regulatory or other body having jurisdiction;

(h) "Cost Share" means the respective shares of Costs and other liabilities to be borne by each Participant after the Participation Date and will be equal to the respective Interests of each Participant as determined from time to time pursuant to this agreement;

(i) "Costs" means Direct Acquisition Costs, Expenditures, and Operating Costs, as applicable;

(j)"Direct Acquisition Costs" has the meaning assigned to that term in section 5.1(a) hereof;

(k) "Exchange" means the Canadian Venture Exchange;

(l) "Expenditures" means all costs, expenses, obligations and liabilities of whatever kind or nature spent or incurred directly or indirectly by Alamos or its Affiliates up to the Participation Date in connection with the Pre-Participation Program;

(m) "Facilities" means all mines and plants including, without limitation, all pits, shafts, haulageways and other underground workings, and all buildings, plants and other structures, fixtures and improvements, and all other property, whether fixed or moveable, as the same may exist at any time in, or on the Properties or outside the Properties if for the exclusive benefit of the Properties only;

(n) "First Amendment" means the agreement dated March 23, 2001 between MSA, ONCM and NGL which amends the Asset Purchase Agreement;

(o) "Gross Cash Flow" means Gross Revenues as defined in Schedule ’E" less Permissible Deductions as defined in Schedule E unless the context otherwise requires;

(p) "Interest" means the undivided beneficial percentage interest of a Participant in the Assets and will be equal to its right, title and interest in and to the Properties as determined pursuant to this agreement;

(q) "Joint Venture" means the joint venture formed by the Participants on the Participation Date pursuant to subsection 9.1;

(r) "Leach Permits" means permits of the type of permit described in Schedule "D" hereto, to be issued by the appropriate Mexican authorities;

(s) "Management Committee" means a committee formed pursuant to section 14;

(t) "MSA" means Minera San Augusto, S.A. de C.V.;

(u) "Net Smelter Returns Royalty" means the royalty which may be payable to a former Participant in accordance with this Agreement, as defined, calculated and paid in accordance with Schedule "E" hereto;

(v) "Non-Operator" means the Participant which is not acting as Operator;

(w) "Operating Costs" means, for any period after the Participation Date, all costs, expenses, obligations, liabilities and charges of whatsoever kind or nature actually incurred or chargeable directly by the Operator in connection with the operation of the Properties as a mine during such period, which costs, expenses, obligations, liabilities and charges include, without duplication and without limiting the generality of the foregoing, the following:

(i) all costs and expenses incurred in carrying out any other activities as necessary to maintain the Asset Purchase Agreement in full force and effect provided however that payments to the Vendors required pursuant to the Asset Purchase Agreement including, without limitation, advance royalty and royalty payments are excluded from the definition of Operating Costs for the purposes of calculating charges as set out in subsection 12.1(f) herein;

(ii) all costs of or related to the mining and concentrating of Ore or Product and the operation of the Facilities and all costs of or related to marketing of Product including transportation, commissions and/or discounts,

(iii) all costs of or related to operating employee facilities, including housing,

(iv) all duties, charges, levies, royalties, except as excluded herein, taxes (excluding taxes levied on the income of the parties) and other payments imposed by any government, local communities or municipality or department or agency thereof upon or in connection with operating the Properties as a mine,

(v) fees, wages, salaries, traveling expenses and fringe benefits (whether or not required by law) of all persons directly engaged in activities in respect of or for the benefit of the Properties and all costs involved in paying for the food, lodging and other reasonable needs of such persons,

(vi) an overhead fee made by the Operator in accordance with paragraph 12.1(f) for unallocable overhead costs,

(vii)all costs of consulting, legal, accounting insurance and other services;

(viii) all exploration expenditures incurred after the Participation Date,

(ix) all capital costs of operating the Properties as a mine including all costs of construction, equipment and mine development including maintenance, repairs and replacements, and any capital expenditures relating to an improvement, expansion, modernization or replacement of the Facilities,

(x) all costs for pollution control, reclamation costs and any other related costs incurred or to be incurred by the Operator,

(xi) any costs or expenses incurred or to be incurred relating to the termination of the operation of the Properties as a mine, including all contributions to the Contingency Fund required by the Operator pursuant to section 4.5;

less the amount of all insurance recoveries and settlements received during such period to the extent such recoveries and settlements were not deducted in any previous period and, except where specific provision is made otherwise, all Operating Costs will be determined in accordance with generally accepted accounting principles applied consistently from year to year but such costs shall not include any amount in respect of amortization of Costs, depletion or depreciation;

for greater certainty, for the purposes of calculating the charges as set out in subsection 12.1(f) herein, Operating Costs shall not include capital expenditures or reserve funds including but not limited to reclamation and contingency funds, and under no circumstances shall Operating Costs, directly or indirectly, be duplicated by the Operator in connection with a Program to the extent that such duplicate charges would lead to a reasonable inference of duplicate billing of an expense or charge;

(x) "operating the Properties as a mine" or "operation of the Properties as a mine" means any or all of the mining, milling, leaching, smelting, and refining or other recovery of Ore or Product;

(y) "Operator" means the party acting as operator pursuant to this agreement after the Participation Date;

(z)"Ore" means all materials from the Properties, the nature and composition of which, in the sole judgment of the Operator, justifies mining or removing from place and shipping and selling such material, or delivering such material to a processing plant for physical or chemical treatment;

(aa) "Other Tenements" means all surface, water, access and other non-mineral rights of and to any lands within or outside the Properties including rights held in fee or under lease, license, easement, right of way or other rights of any kind (and all renewals, extensions and amendments thereof or substitutions therefore) acquired by or on behalf of the parties with respect to the Properties;

(bb) "Participant" means, after the Participation Date, any one of National Gold or Alamos having an Interest, as the context requires, and its successors and permitted assigns and "Participants" means collectively National Gold and Alamos, provided that they both have an Interest, and their successors and permitted assigns;

(cc) "Participation Date" means the date on which the Option is exercised by Alamos pursuant to section 8;

(dd) "Pre-Participation Program" means the Program prior to the Participation Date described in Schedule "C" hereto;

(ee) "Prime Rate" means, for any month, the annual rate of interest declared to Alamos by the main branch in Vancouver, British Columbia, of the Canadian Imperial Bank of Commerce as the reference rate of interest for determining Canadian dollar loans in Canada at noon on its first business day in that month;

(ff) "Principal Payment Discount " means the following discount that is available on the $2,000,000 payment by Alamos to National Gold which must be made no later than 48 months from the Registered Operator Date:

(i) a 10% discount on the $2,000,000 if payment of the total $2,000,000 less the applicable discount is received by National Gold not later than 36 months from the Registered Operator Date;

(ii) a 12% per annum discount for a two year period on the $2,000,000 if payment of the total $2,000,000 less the applicable discount is received by National Gold not later than 24 months from the Registered Operator Date; or

(iii) a 14% per annum discount for a three year period on the $2,000,000 if payment of the total $2,000,000 less the applicable discount is received by National Gold not later than 12 months from the Registered Operator Date;

(gg) "Product" means:

(i) all Ore shipped and sold prior to treatment, and

(ii) all concentrates, precipitates and products produced by or for the Operator from Ore;

(hh) "Program" means as the context requires:

(i) the Pre-Participation Program;

(ii) any program and budget or operating plan under which Operating Costs will be incurred;

(ii)"Promissory Note" means the promissory note dated July 11, 2001 in the principal amount of $100,000 payable by NGL to AML;

(jj) "Properties" means an undivided 100% right, title and interest in and to the mining properties, claims, interests and other rights to explore for, develop, exploit, extract, mine and sell minerals as more particularly set forth and described in Schedule "A", and all mineral, surface, water and ancillary or appurtenant rights attached or accruing thereto, and any mining licenses, mining leases, permits, concessions or other form of substitute or successor mineral title or interest granted, obtained or issued in connection with or in place of or in substitution for any such tenures or interests;

(kk) "Registered Operator" means, for the purposes of this Agreement, Alamos or a wholly owned Mexican subsidiary of Alamos indicated as the registered operator by the Mines Bureau in Mexico City in connection with the Properties and this Agreement on final documents filed with and accepted by the Mines Bureau in Mexico City and for greater certainty, the documents to be filed with the Mines Bureau shall either be a Spanish transcription of this Agreement, or an extract of this Agreement, as agreed to between the parties herein and their Mexican legal counsel, in each case in form and substance satisfactory to the Vendor in its sole discretion;

(ll) "Registered Operator Date" means the date that Alamos or a wholly owned Mexican subsidiary of Alamos is the Registered Operator;

(mm) "Second Amendment" means the agreement dated August 21, 2001 between, Tenedoramex S.A. de C.V., Kennecott Minerals Company, ONCM and NGL which amends the Asset Purchase Agreement;

(nn) "Social Costs" means all costs associated with the administration, development and implementation of a program which shall involve negotiating and implementing a community needs and benefits program for the Ejido and non-Ejido community pursuant to and in connection with the Ejido Agreements as defined in the Asset Purchase Agreement including, but not limited to, such matters as medical clinic known as the Mulatos clinic and staffing therefore including a doctor and a nurse and related medicine and travel costs, teachers’ housing, necessary office rental as required, warehouse storage costs, community infrastructure including roads, general housing, social conditions, work and assistance programs designed to provide employment, community infrastructure and health improvements, job training, and education to the Ejido and non-Ejido community and any and all matters and costs associated therewith that may arise under or be incidental to the Ejido Agreements as determined at the sole discretion of National Gold provided however that any costs assumed outside of the current Ejido Agreements will require the approval of both National Gold and Alamos;

(oo) "Supplies" means all tangible personal property of a non-capital nature (other than Product or Facilities) acquired or held by the parties with respect to the Properties;

(pp) "Sustaining Charge" means a US$25,000 per month payment from Gross Cash Flow derived from the Pre-Participation Program to each of Alamos and National Gold;

(qq) "Vendor" means MSA and its successors and assigns from time to time, including without limitation, Tenedoramex S.A. de C.V. and Kennecott Minerals Company and their respective successors and assigns from time to time;

(rr) "Vendor’s Consent" means the consent of the Vendor to the Option substantially in the form set out in Schedule "G"; and

(ss) "Vendor’s Royalty" means the Royalty for Technical Expertise as defined in the Asset Purchase Agreement granted and payable to MSA and its assigns under the terms of the Asset Purchase Agreement.

1.

EFFECTIVENESS; REPRESENTATIONS AND WARRANTIES

1.

Each of AML and MB and NGL and ONCM represents and warrants to the other that:

(a) it is a company duly incorporated, organized and validly subsisting under the laws of its incorporating jurisdiction and is qualified to acquire and dispose of interests in, and to explore, develop and exploit, mining properties;

(b) it has full power, capacity and authority to carry on its business and to enter into and perform its obligations under this agreement and any agreement or instrument referred to or contemplated by this agreement;

(c) all necessary corporate and shareholder approvals have been obtained and are in effect with respect to the transactions contemplated hereby, and no further action on the part of the directors or shareholders is necessary or desirable to make this agreement valid and binding on a party;

(d) neither the execution and delivery of this agreement nor any of the agreements referred to herein or contemplated hereby, nor the consummation of the transactions hereby contemplated conflict with, result in the breach of or accelerate the performance required by, any agreement to which it is a party; and

(e) the execution and delivery of this agreement and the agreements contemplated hereby will not violate or result in the breach of the laws of any jurisdiction applicable or pertaining thereto or of its constating documents.

2.

NGL and ONCM hereby jointly and severally represent and warrant to Alamos that:

(a) the Properties are accurately described in Part I of Schedule "A" hereto and to the best knowledge of National Gold, the Properties are in good standing, are free and clear of all liens, charges and encumbrances other than as described in the Asset Purchase Agreement or in Part II of Schedule "A" and are not subject to any claims of which National Gold has received written notice against their validity by any person;

(b) ONCM owns a one hundred (100%) percent legal and beneficial right, title and interest in and to the Properties, subject only to the Asset Purchase Agreement, the Vendor’s Royalty, other interests arising under or pursuant to the Asset Purchase Agreement and the paramount title of Mexico;

(c) the Asset Purchase Agreement is presently in good standing, is in full force and effect and is not in default, and National Gold knows of no reason why any such default could be alleged by any party to the Asset Purchase Agreement;

(d) Schedule "F" contains a complete list of all payments required to be made by National Gold and all payment dates for such scheduled payments required under the Asset Purchase Agreement;

(e) National Gold has performed all of its obligations under the Asset Purchase Agreement required to be performed prior to the date hereof;

(f) Subject to the consent of the Vendor, National Gold has the exclusive right to enter into this agreement and all necessary authority to dispose of an interest in and to its interest in the Properties and the Asset Purchase Agreement in accordance with the terms of this Agreement;

(g) no person, firm or corporation has any proprietary or possessory interest in the Properties other than the Vendor, National Gold pursuant to the Asset Purchase Agreement and Alamos hereunder, and no person is entitled to any royalty or other payment in the nature of rent or royalty on any Ore or Product other than the Vendor’s Royalty;

(h) the interest of National Gold in the Properties is free and clear of any mortgages, liens, charges, pledges, security interests, encumbrances or other claims of any description and to the knowledge of National Gold, nothing has come to its attention which indicates that there are any mortgages, liens, charges, security interests, encumbrances or other claims of any description other than as set out in the Asset Purchase Agreement, and no person has any right, agreement, option or understanding, commitment or privilege capable of becoming an agreement for the purchase from National Gold or any of its Affiliates of any interest in or to the Properties other than as set out or in the Asset Purchase Agreement;

(i) there is no public or private litigation, arbitration, proceeding or other governmental investigation pending or threatened, of which National Gold has received written notice, involving any of the Properties, other than as set out in the Asset Purchase Agreement, or involving National Gold or any of its Affiliates which may, if adversely determined, materially and adversely affect the Properties or the interests of National Gold therein or which seeks to or would, if successful, prevent, restrain or prohibit any of the transactions contemplated herein;

(j) except as described or disclaimed by the Vendor in the Asset Purchase Agreement, to the best of National Gold’s knowledge, information and belief, conditions on and relating to the Properties and operations conducted thereon are in material compliance with all applicable laws, regulations or orders relating to environmental matters including, without limitation, waste disposal and storage and since the date of the Asset Purchase Agreement National Gold has not been made aware of or had notice from any regulatory authority or other party that the Properties and operations conducted thereon are not in material compliance with such laws, regulations or orders;

(k) except as described in the Asset Purchase Agreement, there are no material outstanding orders or directions of which National Gold has received written notice relating to environmental matters requiring any work, repairs, construction or capital expenditures with respect to the Properties and the conduct of operations related thereto and it is not aware of any basis on which any such order or direction is likely to be made; and

(l) it is not aware of any material fact or circumstance which has not been disclosed to Alamos in connection with the Properties. National Gold acknowledges and confirms that it does not have actual knowledge of a material fact or circumstance that would lead to an inference of a breach of a representation or warranty provided by National Gold herein and by the Vendor in the Asset Purchase Agreement.

3.

The representations and warranties hereinbefore set out are conditions on which the parties have relied in entering into this agreement and will survive the acquisition of any interest in the Properties by Alamos and each of the parties will indemnify and save the other harmless from all loss, damage, costs, actions and suits arising out of or in connection with any breach of any representation, warranty, covenant, agreement or condition made by it and contained in this agreement.

2.

COVENANTS OF NATIONAL GOLD

1.

During the currency of this agreement and prior to the Participation Date, NGL and ONCM jointly and severally covenant and agree with Alamos to:

(a) make available to Alamos and its representatives all records and files in its possession relating to the Properties and permit Alamos and its representatives, at their own expense, to take abstracts therefrom and make copies thereof;

(b) co-operate as reasonably necessary with Alamos in obtaining any surface, water or other rights on or related to the Properties as Alamos deems desirable;

(c) promptly provide Alamos with any and all notices and correspondence received by National Gold pursuant to the Asset Purchase Agreement or from government agencies in respect of the Properties;

(d) to the extent it is required to do so, take all actions necessary or desirable on its part to be done under the Asset Purchase Agreement in order to maintain the Asset Purchase Agreement in full force and effect;

(e) execute and deliver to Alamos or its Affiliates, and cause the Vendor to execute and deliver to Alamos, such powers of attorney, consents and authorizations as are, in the reasonable opinions of counsel to National Gold and Alamos, necessary or desirable to permit Alamos to carry out activities on or with respect to the Properties as contemplated hereunder; and

(f) rectify all deficiencies with respect to the Properties which are described in Part II of Schedule "A" by September 30, 2002.

3.

PRE-PARTICIPATION PROGRAM

1.

During the currency of this Agreement and prior to the Participation Date, subject to section 4.6, Alamos shall have the exclusive and sole responsibility of administering and carrying out the Pre-Participation Program on the Properties. In carrying out work on the Properties and incurring Expenditures prior to the Participation Date Alamos will:

(a) keep the Properties free and clear of all liens, charges and encumbrances of every character arising from its operations hereunder (except for liens for taxes not yet due, other inchoate liens and liens contested in good faith by Alamos) and proceed with all reasonable diligence to contest or discharge any lien that is filed;

(b) file all work for assessment as soon as reasonably practicable at regular intervals with the relevant state or federal authorities;

(c) permit National Gold, or its representatives duly authorized in writing, at their own risk and expense, upon reasonable notice, access to the Properties and to all data prepared by or at the direction of Alamos in connection with work done on or with respect to the Properties, including but not limited to assays, geological, geochemical, geophysical, prospecting, sampling, sample location, metallurgical, hydrological, underground and surface working data and all drill core and cuttings and to all drill core produced by or on behalf of Alamos from the Properties, provided that in exercising such right National Gold will not unreasonably interfere with the activities of Alamos and that National Gold will indemnify and save harmless Alamos and its directors, officers, employees and agents from and against all and any losses, damages, expenses, claims, suits, actions and demands of any kind or nature whatsoever in any way referable to or arising out of the entry, presence or activities of National Gold or its representatives in connection with National Gold’s access to the Properties and the records of Alamos under this paragraph (c), including, without limitation, bodily injuries or death or damage to property at any time resulting therefrom, unless the cause arising therefrom is due to the gross negligence or willful misconduct of Alamos;

(d) permit the Vendor, or its authorized agent or representative, to enter upon all surface and subsurface portions of the Properties for the purpose of inspecting the Properties, all improvements thereto and operations thereon, provided that the Vendor and its authorized agents and representatives will enter the Properties at their own risk and expense and may not unreasonably hinder operations on or pertaining to the Properties;

(e) provide access to monthly reports relating to the activities of Alamos and written quarterly progress reports of the work completed in the last calendar quarter and presently in progress and results obtained to be completed and delivered to NGL and Vendor within 2 weeks of the end of each quarter,

(i) prepare and deliver to National Gold comprehensive annual reports on or before March 31 of each year covering the activities hereunder and results obtained during the calendar year ending on December 31st immediately preceding, accompanied by copies of all data, reports and other information on or with respect to the Properties not already provided to National Gold, and

(ii) provide during periods of active field work timely current reports for drilling and assay results generated from all activities and information on any material results obtained, accompanied by copies of all relevant data, reports and other information concerning such results, including those necessary to permit each of Alamos and National Gold to meet its continuous disclosure obligations under applicable legislation and the requirements of the Exchange;

(f) conduct all work on or with respect to the Properties in a careful and workmanlike manner and in accordance with accepted mining practice and all applicable laws, rules, orders and regulations and the terms and conditions of any permits, consents or authorizations obtained, granted or issued with respect to activities on or with respect to the Properties without limiting the generality of the foregoing,

1.

operate the Properties and at all times receive, handle, use, store, treat, ship and dispose of all environmental or similar contaminants in strict compliance with all applicable environmental, health or safety laws, regulations, orders or approvals;

2.

remove from and off the Properties or remediate all environmental or similar contaminants caused, created, released, aggravated or brought onto the Properties by Alamos or as a result of Alamos’ activities; and

3.

ensure that no hazardous or toxic materials, substances, pollutants, contaminants or wastes are released into the environment, in violation of any Mexican laws and applicable rules, orders, regulations and permits related thereto as a result of Alamos’ operations carried out on the Properties.

2.

Alamos shall cause MB to acquire and hold all permits and licenses obtained with respect to the Pre-Participation Program and the Programs and hold such permits and licenses in the name of MB and Alamos shall provide copies of all such permits and licenses and all material correspondence from governmental authorities to NGL on a weekly basis, and to Vendor on a quarterly basis (or more frequently if such correspondence pertains to critical issues);

1.

pay, when due and payable, all wages or salaries for services rendered in connection with the Properties and all accounts for materials supplied on or in respect of any work or operations performed in connection therewith; and

2.

obtain and maintain, and cause any contractor or subcontractor to obtain and maintain, for the benefit of National Gold and Alamos and the Vendor, during any period in which active work is carried out on the Properties, reasonable and adequate insurance as is customarily obtained by prudent Operators on similar projects in Mexico unless both parties agree that it is not economically feasible to obtain or maintain such insurance.

3.

Subject to section 5.10, Alamos will consider paying the Sustaining Charge to each of National Gold and Alamos from Gross Cash Flow from the Pre-Participation Program within 10 days of the end of each calendar month, provided that Alamos acknowledges and agrees that until the Participation Date occurs, all amounts that it is entitled to under this section 4.3 will be applied by it to Expenditures on the Properties until the $1,500,000 referred to in subsection 5.1(c) has been fully expended.

4.

In carrying out the work on the Properties prior to the Participation Date, Alamos shall in lieu of any charges for overhead, management, head office and other unallocable costs that are not included in the Pre-Participation Program, be entitled to charge an overhead fee equal to 5.0% of all Expenditures which overhead fee may be applied by Alamos as a credit towards the amounts required to be expended by and in accordance with paragraph 5.1(c) hereof, or in the event that Alamos elects to increase its Expenditure amounts under section 5.2, the subject credit will be applied against the aggregate Expenditure amounts required to be expended by Alamos.

5.

The Parties will open an account or accounts in the name of ONCM with bank(s) approved by the Management Committee for the purposes of establishing and administering a Contingency Fund in an amount adequate to fully meet the requirements set forth in Section 1.1(g) relating to Programs, Operating Plan and Operating Costs to which the Parties will be obligated to contribute prior to the Participation Date, equally and (ii) after the Participation Date, in accordance with their respective Interests and as specified in approved Programs, Operation Plans and as Operating Costs. The amount contributed from time to time shall be the Parties’ reasonable estimate of the aggregate funds required to satisfy all future liabilities and obligations contemplated by the Contingency Fund for, inter alia, a specified Program, Operation Plan or such other activities as the parties may contemplate from time to time. Contingency Fund monies, if any, will be invested and re-invested by ONCM in such liquid investments as the Management Committee may from time to time authorize. To the extent possible under then existing tax laws, the Contingency Fund will be set up and administered in such a manner as to provide the most beneficial tax treatment to the Parties.

6.

If there is a Change of Control of Alamos after the date hereof and before the expiry of 24 months after the Registered Operator Date operatorship to carry out the Programs on the Properties shall revert to National Gold and National Gold shall appoint its nominee as Chairman to the Management Committee and shall appoint the Third Member (hereinafter defined).

7.

National Gold will bear and pay the first $123,400 of Social Costs to come due after the date of this Agreement.

4.

OPTION, RIGHT OF ENTRY AND SURRENDER OF PROPERTIES

1.

National Gold hereby gives and grants to Alamos, subject to the Vendor’s Consent, the sole and exclusive irrevocable right and option (the "Option") to acquire from National Gold an undivided fifty (50%) percent right, title and interest in and to the interest of National Gold in the Properties, the Assets and the Asset Purchase Agreement, subject to the Vendors’ Royalty and the rights of the Vendor, by Alamos:

1.

paying all of the financial obligations of National Gold as they come due after the date hereof under the Asset Purchase Agreement and all taxes or costs in connection with the Properties that come due after the date hereof (the "Direct Acquisition Costs") until $875,000 has been paid in the aggregate (including the $100,000 previously advanced by Alamos to National Gold and evidenced by the Promissory Note);

2.

using reasonable best efforts to obtain the Leach Permits not later than December 15, 2002;

3.

incurring an aggregate of $1,500,000 in Expenditures on the Properties within the later of 18 months from the Registered Operator Date and June 15, 2004;

4.

subject to sections 5.2 and 5.3, completing the Pre-Participation Program, with the purpose of obtaining sufficient information to demonstrate the economic viability of the Properties, within the later of 18 months from the Registered Operator Date and June 15, 2004;

5.

paying to National Gold $2,000,000 on or before 48 months from the Registered Operator Date subject to the Principal Payment Discount; and

6.

assuming on a joint and several liability basis all obligations of National Gold, and providing all security interests, charges and liens required to be provided to the Vendor, pursuant to or in connection with the Asset Purchase Agreement and in accordance with the Vendor’s Consent.

1.

National Gold shall use its reasonable best efforts to ensure the Registered Operator Date occurs by May 31, 2002. If the Registered Operator Date has not occurred on or before May 31, 2002, each of the dates in subsections 5.1(b), (c) and (d) shall be extended by the same number of days beyond May 31, 2002 as may be required for the Registered Operator Date to occur.

2.

Alamos may at any time elect to extend the time limit in subsections 5.1(c) and (d) by an increment of six months by notifying National Gold in writing that Alamos will increase its Expenditures by $500,000 and by Alamos incurring an aggregate of $2,000,000 of Expenditures within such extended time period.

3.

In addition to the extension available to Alamos pursuant to section 5.2, Alamos may at any time elect to extend the time limit in section 5.1(d) by increments of one month to a maximum of 12 months by notifying National Gold in writing of its election and making a monthly payment of US$12,500 for each month’s extension for the first six month period and a monthly payment of U.S.$25,000 for each month’s extension for the second six month period.

4.

Alamos may elect to make its contribution to the Direct Acquisition Costs directly to the Vendor provided evidence of such payment is in a form satisfactory to National Gold acting reasonably.

5.

During the currency of the Option, Alamos and its employees, agents and independent contractors will, subject to the provisions of this Agreement, the applicable laws and the Asset Purchase Agreement (including without limitation the Vendor’s Royalty), and the rights of the Vendor, have the sole and exclusive right and option to:

1.

enter upon the Properties;

2.

have exclusive and quiet possession thereof subject to NGL’s right of re-entry and other rights provided to NGL herein;

3.

do such prospecting and exploration work thereon and thereunder as Alamos in its sole discretion may deem advisable;

4.

bring and erect upon the Properties such Facilities as Alamos deems advisable;

5.

remove from the Properties and sell or otherwise dispose of Product derived from the Pre-Participation Program; and

6.

with the prior written consent of the Vendor (which may be withheld for any reason) and upon 90 days’ advance notice to NGL or such lesser period of notice as the parties may agree and upon such adequate advance notice to the Vendor pursuant to and as permitted by provisions of the Asset Purchase Agreement surrender such portions of any concessions comprised in the Properties as it in its sole discretion, except as otherwise provided herein, may deem appropriate as and when required by applicable laws, provided that if NG, ONCM, AML or MB or any of their respective Affiliates subsequently reacquires a direct or indirect beneficial or legal interest of any kind whatsoever with respect to such portion of the Properties, then such portion of the Properties will once again be subject to the provisions of this Agreement.

6.

Until the exercise of the Option, title to the Properties will remain in the name of ONCM or the Vendor, as applicable.

7.

Upon Alamos contributing an aggregate of $875,000 towards the Direct Acquisition Costs, and provided the Option has not been terminated pursuant to Article 6, Alamos and National Gold shall equally bear the Direct Acquisition Costs, if any, prior to the Participation Date with the exception of the Expenditures in paragraph 5.1(c) which shall remain the sole obligation of Alamos. If, before Alamos has completed the expenditure of $1,500,000 pursuant to section 5.1(c), or $2,000,000 pursuant to section 5.3 as the case may be, and National Gold does not contribute its portion of the Direct Acquisition Costs, Alamos may, at its option, contribute National Gold’s portion of such costs and such contribution will apply as a credit toward satisfying the contribution or expenditure obligations of Alamos pursuant to subsection 5.1(a) or (c) or section 5.3 as the case may be.

8.

If, after Alamos has completed the Expenditure of $1,500,000 pursuant to subsection 5.1(c), or $2,000,000 pursuant to section 5.2, as the case may be, and if National Gold does not contribute its portion of the Direct Acquisition Costs, Alamos may, at its option, contribute National Gold’s portion of such costs and the amount obtained by multiplying such contribution by 1.50 will apply as a credit toward satisfying the payment obligations of Alamos pursuant to subsection 5.1(e) until such payment obligations are reduced to nil and if thereafter but before the Participation Date Alamos contributes further amounts on account of National Gold’s share of Direct Acquisition Costs which it has failed to contribute, then as at the Participation Date one half of the amount of such further payments will be added to Alamos’s deemed Expenditures under section 10.2 and one half of the amount of such further payments will be deducted from National Gold’s deemed Expenditures to determine each Participant’s Interest. If, at any time before the Participation Date, Alamos does not contribute its portion of the Direct Acquisition Costs, National Gold may, at its option, contribute Alamos’s portion of such costs in which event this Agreement will terminate as provided in section 6.2.

9.

After National Gold has paid the first $123,400 of Social Costs to come due after the date of this Agreement as provided in section 4.6, notwithstanding that Alamos may be the Operator and notwithstanding any provision in this Agreement to the contrary which gives Alamos authority or imposes on it a duty in respect of Social Costs, National Gold will continue to pay all Social Costs and will administer the program referred to in the definition of Social Costs, provided that:

1.

National Gold, but not Alamos, may charge a 2.5% management fee in respect of such payments, which Alamos will pay to National Gold and the same shall be a credit against the Expenditures required to be made by Alamos under section 5; and

2.

Social Costs shall be provided for in Programs and budgets and shall be treated as Direct Acquisition Costs prior to the Participation Date and as Costs after the Participation Date and shall be equally funded by Alamos and National Gold. If Alamos is the Operator, it will provide to National Gold out of the funds contributed by each party, the funds required to pay all Social Costs during the period covered by the Program and budget.

10.

The parties acknowledge and agree that Alamos shall not be entitled to a share of Gross Cash Flow from the Pre-Participation Program until the Participation Date. However if Gross Cash Flow are generated from the Pre-Participation Program before the Participation Date, Alamos may elect to apply them to the costs of the Pre-Participation Program provided that, subject to section 4.3, the amount thereof will not be a credit toward or reduce the amounts that Alamos is required to pay or spend pursuant to subsections 5.1(a) and (c).

11.

Alamos hereby forgives payment of all indebtedness evidenced by the Promissory Note and will return same to National Gold for cancellation and National Gold agrees that such forgiveness of indebtedness shall be treated as a contribution by Alamos to Direct Acquisition Costs.

5.

TERMINATION OF OPTION AND EXCESS EXPENDITURES

1.

Unless earlier exercised in accordance with its terms, the Option will terminate 60 months from the date of this Agreement.

2.

This Agreement and, except for the provisions of section 4.1 and section 7 which shall survive termination of this Agreement, the Option will (unless otherwise agreed by National Gold in writing) terminate automatically in the event referred to in section 6.1 or in the event that Alamos fails to satisfy or perform any of the requirements in section 5.1 within the times therein provided or otherwise breaches a material term of this Agreement.

3.

At any time prior to the exercise of the Option, Alamos will have the right, if it is not then in default under this Agreement, to terminate this agreement and the Option by giving not less than ninety (90) days’ notice to that effect to National Gold and Vendor.

4.

Any excess amount of Expenditures incurred by Alamos during the Option may be applied as a credit against any Operating Costs required to be incurred by Alamos during any subsequent period of time after the Participation Date provided however that Alamos shall have no recourse for Expenditures incurred in the event that the Option is terminated for any reason prior to the Participation Date.

6.

OBLIGATIONS AFTER TERMINATION OF OPTION

1.

If this agreement is terminated for any reason whatsoever prior to the exercise of the Option, this Agreement and the Option will be of no further force and effect except that Alamos will:

1.

leave the Properties;

1.

free and clear of all liens, charges and encumbrances arising from this agreement or its operations hereunder;

2.

in a safe and orderly condition;

3.

in good standing under the laws of the jurisdiction in which the Properties are located with respect to the filing of work for assessment up to the date which is the later of: (A) 90 days after the date on which Notice of Termination is delivered to National Gold and (B) the date of termination, and in good standing for 6 months in respect of concession taxes after the date of termination;

2.

deliver to National Gold, within ninety (90) days of termination, a report on all work carried out by Alamos on the Properties and interpretations thereof together with copies of all sample location maps, drill hole assay logs, assay results, environmental sampling reports and other technical data compiled by Alamos with respect to work on the Properties, and copies of all correspondence between Alamos and any governmental, regulatory or other authority with respect to the Properties not previously delivered to National Gold;

3.

at its sole cost and expense, remove or take all required remedial action with regard to any materials released by it or its contractors and agents, into the environment at, on or near the Properties for which any removal or remedial action is required pursuant to any law, regulation, order or governmental action, whether enacted, made or declared in force before or after the date hereof, and such removal or remedial action shall be undertaken in a manner so as to minimize any impact on the other party’s operation, if any, on the Properties;

4.

to the extent permitted by law, transfer and assign to ONCM all existing agreements, permits, licenses and other documents necessary or desirable to conduct exploration and development activities on the Properties;

5.

subject to the Vendor’s rights under the Asset Purchase Agreement, have the right to remove from the Properties, within six months of the effective date of termination, any Supplies or Facilities erected, installed or brought onto the Properties by or at the instance of Alamos, provided that:

1.

Equipment and facilities that have been installed to control an environmental concern or problem may not be removed without the consent of National Gold.

2.

Equipment and facilities installed to monitor the environment may not be removed without the consent of each of National Gold and the Vendor.

3.

Equipment and facilities required to maintain other constructed facilities in an environmentally stable condition may not be removed without the consent of National Gold.

4.

Equipment and materials installed in the process of maintaining existing facilities may not be removed.

5.

Fixtures within facilities existing as of the date hereof may not be removed.

6.

indemnify and save National Gold and the Vendor harmless from all demands, claims, liabilities, losses, suits, actions, causes of action including which may arise or have arisen directly or indirectly from the acts or omissions of Alamos under this Agreement or on or in relation to the Properties, provided that Alamos shall not be liable for an omission that relates to pre-existing environmental conditions on the Properties unless Alamos’ activities on the Properties aggravates existing environmental conditions, in which case Alamos shall be liable only for that portion of the damage which is attributable to such aggravation.

7.

EXERCISE OF OPTION

1.

Alamos may exercise the Option and acquire an undivided 50% right, title and interest in and to the Properties, the Assets, and the Asset Purchase Agreement, subject to the Vendor’s Royalty and the rights of the Vendor, by satisfying the requirements to exercise the Option in accordance with its terms (including without limitation by assuming on a joint and several liability basis all obligations of National Gold, and providing all security interests, charges and liens required to be provided by the Vendor in form and substance satisfactory to the Vendor, pursuant to or in connection with the Asset Purchase Agreement and in accordance with the Vendor’s Consent), subject to any extensions of the time for exercise of the Option granted hereunder, and by providing notice of exercise of the Option to National Gold and the Vendor.

2.

The notice to National Gold and Vendor under Section 8.1, to be effective, shall be accompanied by:

1.

a certificate of a senior officer of Alamos certifying that the amount of Expenditures for a period specified in subsection 5.1 has been made;

2.

a reasonably itemized statement of such Expenditures; and

3.

such documentation as may be necessary to provide evidence that Alamos has fulfilled all of its obligations under section 8.1, including the written acknowledgement of the Vendor that the conditions to the Vendor’s Consent have been satisfied.

3.

Any dispute regarding the itemized statement of Expenditures referred to in section 8.2(b) shall be resolved as follows:

1.

the itemized statement of Expenditures referred to in section 8.2(b) will be conclusive evidence of the making of such Expenditures unless National Gold delivers to Alamos a notice reasonably questioning the accuracy of such statement within thirty (30) days of the receipt by National Gold thereof. Upon delivery by National Gold of a notice reasonably questioning the accuracy of such certificate, the matter will be referred to an outside chartered accountant as agreed upon by Alamos and National Gold, or if Alamos and National Gold can not agree upon such appointment, then as agreed upon by the Auditors for Alamos and National Gold for final determination;

2.

the audited results shall be final and determinative for Expenditures incurred for the audited period; provided that, if such audit discloses a deficiency in the amount of Expenditures required to be incurred to maintain its option in good standing, Alamos may pay to National Gold the amount of such deficiency within 60 days following receipt of notice of such audited results, whereupon such amount shall be deemed to have been Expenditures incurred during the audited period;

3.

the costs of the audit shall be borne by National Gold if the Alamos prepared statement was accurate within 5% and shall be borne by Alamos if such statement was not accurate within 5%; and

4.

upon receipt of such notice from Alamos, National Gold will give notice to the Vendors of such exercise.

4.

Concurrently with the exercise by Alamos of the Option, National Gold will execute and deliver to Alamos a transfer in favor of MB of a fifty (50%) percent legal and beneficial interest in and to the Properties, subject to the Asset Purchase Agreement, and in such form as Alamos may require to comply with applicable Mexican law and will execute and deliver to the Vendor agreements in a form satisfactory to the Vendor and the Vendor’s counsel, acting reasonably pursuant to which Alamos will assume with National Gold, on a joint and several basis, all obligations and liabilities of National Gold pursuant to or in connection with the Asset Purchase Agreement.

8.

ASSOCIATION OF PARTICIPANTS

1.

On the Participation Date the Joint Venture will be formed and National Gold and Alamos will become associated as joint venturers for the following limited functions and purposes:

1.

to continue to operate the Properties or portion thereof as a mine; and

2.

to engage in such other activities as may be considered by the Participants to be necessary or desirable in connection with the foregoing.

2.

After the Participation Date, all transactions, contracts, employments, purchases, operations, negotiations with third parties and any other matter or act undertaken on behalf of the Participants in connection with the Assets will be done, transacted, undertaken or performed in the name of the Operator only, and no Participant will do, transact, perform or undertake anything in the name of the other Participants or in the joint names of the Participants.

3.

After the Participation Date, the rights and obligations of the Participants will be, in each case, several, and will not be or be construed to be either joint or joint and several except with respect to liabilities and obligations arising under or in connection with the Asset Purchase Agreement, which liabilities and obligations shall be joint and several. Nothing contained in this agreement will, except to the extent specifically authorized hereunder, be deemed to constitute a Participant a partner, an agent or legal representative of any other Participant. It is intended that this agreement will not create the relationship of a partnership among the Participants and that no act done by any Participant pursuant to the provisions hereof will operate to create such a relationship.

4.

Except where otherwise provided herein, after the Participation Date, each Participant will be:

1.

liable for its Cost Share of Costs and any other costs associated with the exploration, development or operation of the Properties as a mine at such time as the liability is incurred by the Operator; and

2.

liable for its Cost Share of any debts, liabilities or obligations arising from operations hereunder.

5.

Each Participant, in proportion to its Interest, will indemnify and hold the other Participant harmless from any claim of or liability to any third person asserted upon the ground that any action taken under this agreement has resulted in or will result in any loss or damage to such third person, to the extent, but only to the extent, that such claim or liability is paid by such other Participant in an amount in excess of such other Participant’s Cost Share thereof and that, each Participant has consented to such settlement provided that and notwithstanding the foregoing, nothing herein shall limit Vendor’s remedies or its right to proceed against, and settle with, each Participant separately.

6.

Each Participant will devote such time as may be required to fulfill any obligation assumed by it hereunder but, except for the parties’ respective obligations hereunder in relation to the Properties:

1.

subject to section 25, each Participant will be at liberty to engage, for its own account and without duty to account to the other Participants, in any other business or activity outside the joint venture constituted hereby, including the ownership and operation of any other concessions, permits, licenses, claims and leases wherever located;

2.

no Participant will be under any fiduciary or other duty or obligation to any other Participant which will prevent or impede such Participant from participating in, or enjoying the benefits of, competing endeavors of a nature similar to the business or activity undertaken by the Participants hereunder; and

3.

the legal doctrines of "corporate opportunity" or "business opportunity" sometimes applied to persons occupying a relationship similar to that of the Participants will not apply with respect to participation by any Participant in any business activity or endeavor outside the joint venture constituted hereby, and, without implied limitation, a Participant will not be accountable to the other for participation in any such business activity or endeavor outside the joint venture constituted hereby which is in direct competition with the business or activity undertaken by the joint venture.

9.

INTEREST OF PARTICIPANTS

1.

The Participants will each have such Interest as is determined from time to time in accordance with subsections 10.2, 10.3, 10.4 and 10.5 provided that notice of changes in such interest is delivered promptly to the Vendor.

2.

The Participants will, on the Participation Date, be deemed to have the following respective undivided Interests and to have incurred the following Expenditures as at the Participation Date subject to any additional amounts contributed to Direct Acquisition Costs:

Participant	Interest (%)	Deemed Expenditures
Alamos	50.00	$9,375,000
National Gold	50.00	$9,375,000

2.

The percentage level of each Participant’s Interest will be determined from time to time as being equal to the product obtained by multiplying one hundred (100%) percent by a fraction of which the numerator is the amount of such Participant’s deemed Expenditures as at the Participation Date (which includes the payment obligation of approximately $10,000,000 to the Vendor under the Asset Purchase Agreement) plus its contributions or deemed contributions to Costs since the Participation Date, and the denominator of which is the aggregate amount of all deemed Expenditures of all Participants as at the Participation Date plus all contributions or deemed contributions to Costs by all Participants since the Participation Date.

3.

The percentage level of the respective Interests of the Participants will not change so long as each Participant contributes its respective Cost Share of Direct Acquisition Costs and of every Program as set out in section 16. At any time and from time to time after a Participant has elected or is deemed to have elected not to contribute its Cost Share of Direct Acquisition Costs or to a Program, the Interests of the Participants will be adjusted in accordance with the formula set out in subsection 10.3.

4.

If as a result of adjustment pursuant to subsections 10.3 and 10.4, the Interest of a Participant is reduced to ten (10%) percent or less then the Interest of such Participant (a "Diluted Participant") will thereupon be deemed to be transferred to the other Participant (the "Remaining Participant"), and thereafter the Diluted Participant will not be a Participant but in consideration of such transfer ONCM (if National Gold is the Diluted Participant) or MB (if Alamos is the Diluted Participant) (the "Payee") will be entitled to receive, and the Remaining Participant will pay to the Payee, a 2.5% Net Smelter Returns Royalty determined and payable in accordance with the provisions of Schedule "E" hereto provided however that the Net Smelter Returns Royalty shall be subject to the restrictions on registration and transfer and the forfeiture provisions provided therein, including, without limitation, (i) the provision that the Net Smelter Returns Royalty shall be null and void and of no further force and effect if the Vendor exercises or realizes upon any of its security as provided for in the Asset Purchase Agreement or in connection therewith including, without limitation, the exercise by the Vendor of an option to acquire shares of ONCM or MB; (ii) the provision that until such time as all consideration payable under the Asset Purchase Agreement has been satisfied in full and the Asset Purchase Agreement is otherwise in good standing, neither the Remaining Participants nor the Payee may assign or transfer, whether absolutely, by way of security or otherwise, all or any part of its respective rights or obligations under the Net Smelter Returns Royalty without the prior written consent of the Vendor. Any purported assignment or transfer in contravention of the foregoing shall be of no force and effect; and (iii) the provision that until such time as all consideration payable under the Asset Purchase Agreement has been satisfied in full and the Asset Purchase Agreement is otherwise in good standing, the Remaining Participant and the Payee will not file, enter, record, register, deposit or otherwise have noted the Net Smelter Returns Royalty in any registry or office of public record, including, without limitation, in the records of the Dirección General de Minas, the General Bureau of Mines responsible for recording title to mineral concessions in the state of Sonora in the United Mexican States. Upon such transfer, the Diluted Participant will forthwith execute and deliver to the Remaining Participant all such documents as may, in the reasonable opinion of counsel for the parties hereto, be necessary to transfer to the Remaining Participant all Interest of the Diluted Participant subject to the right of the Payee to receive the Net Smelter Returns Royalty as set out in this section 10.5 herein.

5.

If the Interest of a Diluted Participant is transferred to the Remaining Participant in consideration of the Net Smelter Returns Royalty pursuant to section 10.5, then any decision thereafter concerning the Properties will be at the sole discretion of the Remaining Participant and the Remaining Participant will be under no obligation and nothing in this agreement will be construed as creating an obligation upon the Remaining Participant to operate the Properties as a mine. If the Remaining Participant commences the operation of the Properties as a mine, it will have the unfettered right to suspend or curtail any such operation as it in its sole discretion may deem advisable.

10.

OPERATOR

1.

Alamos or any wholly owned Mexican subsidiary of Alamos acceptable to the Vendor in its sole discretion will be the initial Operator and will act as the Operator under this agreement until it resigns or is replaced in accordance with the provisions hereof.

2.

The Operator may resign as Operator at any time by giving not less than one hundred and twenty (120) days’ prior notice to the Management Committee, or such shorter period as the Management Committee may agree to, and within such one hundred and twenty (120) day or shorter period the Management Committee will appoint another party acceptable to the Vendor in its sole discretion who covenants to act as the Operator upon the terms and conditions hereof and such other terms and conditions as the Management Committee may agree provided that such other terms or do not violate the terms of the Asset Purchase Agreement.

3.

If the Operator fails to perform in a manner that is consistent with good mining practice or fails to perform in a manner consistent with its duties and responsibilities under this agreement, it will be in default and the Management Committee will give to the Operator written notice setting forth particulars of the Operator’s default. The Operator will, within thirty (30) days of receipt of such notice, remedy the default. Failure of the Operator to remedy the default within such thirty (30) day period (unless such default is of such a nature as cannot be cured within such period, in which case the Operator must commence to remedy such default within such thirty (30) day period and thereafter to proceed continuously and diligently to complete all required remedial action) will be grounds for termination of the Operator’s appointment effective upon notice to that effect from the non-Operator, provided that no steps will be taken to remove or replace the Operator in such circumstances while the Operator is contesting in good faith the alleged default. On any termination of the Operator’s appointment hereunder, a meeting of the Management Committee will forthwith be convened to appoint another Operator (and in respect of which vote the Operator’s representatives will not have any vote).

4.

If:

1.

a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for a substantial part of the Operator’s assets is appointed and such appointment is neither made ineffective nor discharged within sixty (60) days after the making thereof, or such appointment is consented to, requested by, or acquiesced in by the Operator;

2.

the Operator fails to pay or to contest in good faith any substantial portion of such bills as are chargeable to the Operator in respect of the Joint Venture within sixty days after they are due;

3.

the Operator commences a voluntary case under applicable bankruptcy, insolvency or similar law now or hereafter in effect, or consents to the entry of an order for relief in any involuntary case under any such law or to the appointment of or the taking possession of by a receiver, liquidator, assignee, custodian, trustee, sequestrator or other similar official of any substantial part of its assets, or makes a general assignment for the benefit of its creditors, or fails generally to pay its debts as such debts become due, or takes corporate or other action in furtherance of any of the foregoing; or

4.

the Operator undergoes a Change of Control within 24 months of the Registered Operator Date as set out in section 4.5 or at any time during the currency of the Joint Venture holds less than a 50% interest in the Properties;

then in any such case NGL shall forthwith have the right to appoint one of its nominees to the position of Chairman of the Management Committee and the Management Committee may forthwith, upon notice, terminate the appointment of such Operator and may simultaneously appoint NGL or a new Operator (and in respect of such matters, the representatives of the Operator will not have any vote).

5.

If the Operator fails to contribute its Cost Share of a Program, NGL shall forthwith have the right to appoint one of its nominees to the position of Chairman of the Management Committee and the Management Committee may forthwith, upon notice, terminate the appointment of such Operator and may simultaneously appoint a NGL as a new Operator for the duration of that Program (and in respect of such matters, the representatives of the Operator will not have any vote). Following completion of that Program, the Operator which was replaced will again become the Operator, subject to section 15.1(b) and to the continuous application of this section 11.5.

6.

Upon ceasing to act as Operator, for any reason, the former Operator will forthwith deliver to the new Operator custody of all Assets and any books and records pertaining to the Assets which it prepared or maintained in its capacity as Operator. The new Operator will assume all of the rights, responsibilities, duties and status of the previous Operator as provided in this agreement. The new Operator will have no obligation to hire any of the employees of the former Operator.

7.

Prior to the Participation Date, title to the Assets shall be held by and in the name of ONCM. After the Participation Date, title to any of the Assets held by the Operator, or a Participant, will be held by the Operator, or such Participant, in trust for the Participants and the Vendor (to the extent the Vendor has an interest in such Assets pursuant to or arising out of the Asset Purchase Agreement), and title to the Properties shall remain in the name of ONCM and upon Alamos validly exercising the Option to acquire an Interest , at the request of Alamos and if so possible under the mining laws of Mexico National Gold shall execute and deliver such transfers, deed and other instruments as may be necessary to transfer to Alamos title in the Properties equal to its then Interest.

11.

POWER AND AUTHORITY OF OPERATOR

1.

After the Participation Date and subject to the control and direction of the Management Committee and the Asset Purchase Agreement, the Operator will have full right, power and authority to do everything necessary or desirable in accordance with good mining practice in connection with the exploration and development of the Properties and to determine the manner of operation of the Properties as a mine including, without limiting the generality of the foregoing, the right, power and authority to:

1.

prepare and present to the Management Committee proposed Programs;

2.

implement any Program in accordance with section 16;

3.

regulate access to the Properties subject only to the rights of the Participants set out herein;

4.

employ and engage such employees, agents, and independent contractors as it may consider necessary or advisable to carry out its duties and obligations hereunder and in this connection to delegate any of its powers and rights to perform its duties and obligations hereunder, but the Operator will not enter into contractual relationships with an Affiliate except on terms which are arms length commercially competitive;

5.

from and after such time as payment in full has been made to the Vendor for all liabilities, indebtedness and obligations by the parties hereto, exclude any part of the Properties, from this agreement provided it will give the Vendor adequate notice in accordance with the Asset Purchase Agreement as well as giving ninety (90) days’ prior notice to the Participants of its intention to do so and if either of the Participants (but not both) notifies the Operator within such sixty (90)[???] day period of its desire to hold such part of the Properties the Operator will deliver to such Participant, so far as is possible, duly executed transfers of the Properties in registrable form in favor of such Participant transferring such part of the Properties to such Participant, and any such part of the Properties so transferred will no longer be subject to this Agreement, provided that if NG, ONCM, AML or MB or any of their respective Affiliates subsequently reacquires a direct or indirect beneficial or legal interest of any kind whatsoever with respect to such portion of the Properties, then such portion of the Properties will once again be subject to the provisions of this Agreement.; and

6.

charge the Participants, in lieu of any charges whatsoever for overhead, management, head office and other unallocable costs, an overhead fee which will initially be equal to a percentage of all Operating Costs other than the Vendors’ Royalty and Direct Acquisition Costs which shall be payable monthly in arrears for the Costs incurred in that month, on the basis that such fees will be reviewed periodically by the Management Committee and, if proven to be excessive or insufficient, will be adjusted by the Management Committee on the basis that the Operator should neither materially profit nor lose by acting as such provided however that such charges provided in this Section 12.f(1) of this Agreement, directly or indirectly, shall not be duplicated by the Operator in connection with a Program to the extent that such duplicate charges would lead to a reasonable inference of duplicate billing of an expense or charge. The percentage aforesaid will be five percent (5%) of all Operating Costs other than Direct Acquisition Costs incurred in a calendar year in which Gross Revenues (as defined in Schedule E) are less than $17,500,000 and shall be two and one half percent (2.5%) in which Gross Revenues are greater than $17,500,000 in such calendar year.

12.

DUTIES AND OBLIGATIONS OF THE OPERATOR

1.

The Operator will have such duties and obligations as the Management Committee may from time to time determine including, without limiting the generality of the foregoing, the following duties and obligations subject to contribution of Costs by the Participants and subject to the overall direction and control of the Management Committee:

1.

to propose to the Participants and, if approved by the Management Committee, to implement Programs;

2.

to manage, direct and control all exploration, development and production operations in, on and under the Properties, in a prudent and workmanlike manner, and in compliance with all applicable Federal, State and local laws, rules, orders and regulations;

3.

to prepare and deliver to each of the members of the Management Committee:

1.

written quarterly progress reports of the work completed in the last calendar quarter and presently in progress and results obtained,

2.

comprehensive annual reports on or before March 31 of each year covering the activities hereunder and results obtained during the calendar year ending on December 31st immediately preceding, accompanied by copies of all data, reports and other information on or with respect to the Properties not already provided to the Management Committee, and

3.

during periods of active field work, timely written current reports and information on any material results obtained, accompanied by copies of all relevant data, reports and other information concerning such results, all as necessary to permit each Participant to meet its continuous disclosure obligations under applicable legislation and the requirements of the Exchange;

4.

subject to the terms and conditions of this agreement, to keep the Properties in good standing and free and clear of liens, charges and encumbrances of every character arising from operations hereunder (except liens for taxes not yet due, other inchoate liens and liens contested in good faith by the Operator), and to proceed with all diligence to contest or discharge any lien that is filed;

5.

to account to the Participants for all contributions to Costs and for all insurance recoveries, settlements and other receipts on behalf of the Participants;

6.

to maintain true and correct books, accounts and records of operations hereunder;

7.

to permit the Participants, at their own expense, to inspect, take abstracts from or audit any or all of the records and accounts referred to in paragraph 13.1(f) during normal business hours and upon seven (7) days’ prior notice;

8.

unless otherwise agreed by the Participants that it is not economically feasible, obtain and maintain in force all policies of property damage, including but not limited to policies related to environmental hazards and third party liability insurance, or cause any contractor engaged hereunder to obtain and maintain, reasonable, adequate and prudent insurance coverage with respect to activities on or with respect to the Properties as is customarily obtained by a reasonable and prudent Operator on similar properties in Mexico and to have the Participants and the Vendors included as named insureds and to provide proof of each such insurance policy to the Participants and the Vendors upon obtaining such policies, to prosecute all insurance claims and not to settle or compromise any insurance claims in excess of ONE HUNDRED ($100,000) DOLLARS without the unanimous approval of the Participants;

9.

to permit the Participants or their representatives duly appointed in writing, at their own expense and risk, access to the Properties and all data derived from carrying out work hereunder, provided that in exercising such right the Participants will not unreasonably interfere with the activities of the Operator and that each of the Participants and their respective representatives will defend, indemnify and save harmless the Operator and its directors, officers, employees and agents from and against all and any losses, damages, expenses, claims, suits, actions and demands of any kind or nature whatsoever in any way referable to or arising out of the entry, presence or activities of the Participants or their representatives in connection with access to the Properties and the records of the Operator under this paragraph (j) including, without limitation, bodily injuries or death or damage to property at any time resulting therefrom;

10.

to arrange for and maintain workers’ compensation or equivalent coverage for all eligible employees engaged by the Operator in accordance with local statutory requirements;

11.

to perform its duties and obligations in a manner consistent with good international exploration and mining practices; and

12.

to transact, undertake and perform all transactions, contracts, employments, purchases, operations, negotiations with third parties and any other matter or thing undertaken on behalf of the Participants in the Operator’s name only.

13.

MANAGEMENT COMMITTEE

1.

The Participants will, as soon as is practicable after the Participation Date, establish a Management Committee consisting of one member and one alternate member representing each Participant together with a third member (the "Third Member") nominated by Alamos and accepted, in writing, by National Gold, provided that National Gold shall have the right to appoint the Third Member if Alamos as Operator contravenes any of sections 11.4(a)(b)(c) or 11.5 or if the interest of Alamos in the Properties is reduced to below 50%.

2.

A Participant may from time to time revoke in writing the appointment of either or both of its member(s) to the Management Committee and appoint in writing another in his place. A Participant may from time to time in writing appoint one alternate member for a member theretofore appointed by such Participant. Alternate members may attend meetings of the Management Committee, and in the absence of a member, his alternate may vote and otherwise act in his stead and place. Whenever any member or alternate member votes or acts, his votes or actions will for all purposes of this agreement be considered the actions of the Participant whom he represents. The Participants will give written notice to each other from time to time as to names, addresses and telephone numbers of their respective members and alternates on the Management Committee.

3.

Meetings of the Management Committee will be held at such times as the Operator deems appropriate but in any event not more frequently than once every three (3) months and not less than once each year. A meeting of the Management Committee may take place by means of conference telephones or other communication facilities by which means all Participants or their alternates participating in the meeting can hear each other. The persons participating in a meeting in accordance with this subsection will be deemed to be present at the meeting and to have so agreed and will be counted in the quorum therefore and be entitled to speak and vote thereat.

4.

Meetings of the Management Committee may be called by the Operator or any Participant by giving ten (10) days’ notice to all Participants in accordance with subsection 14.12 and 14.13.

5.

The Operator’s representative, if the Operator is a Participant, will be designated as the chairman of the Management Committee on a yearly basis or, if the Operator is not a Participant, a representative of the Participant having the largest Interest will be the chairman. If the Participants have equal Interests and the Operator is not a Participant, one of the representatives of Alamos will be the chairman (the "Chairman").

6.

The Operator will consult freely with the Management Committee and the members thereof, and keep them fully advised of the present and prospective operations and plans.

7.

Voting by the Management Committee may be conducted by verbal, written, facsimile or telex ballot.

8.

Except as hereinafter provided, a quorum of any meeting of the Management Committee will consist of at least one (1) member or alternate member appointed by each Participant. If a quorum is not present within thirty (30) minutes after the time fixed for holding any such meeting, the meeting will be adjourned to the same day in the next week (unless such day is not a Business Day in which case it will be adjourned to the next following Business Day thereafter) at the same time and place. At the adjourned meeting the members or alternate members present in person (which may be only one person) will form a quorum and may transact the business for which the meeting was originally convened.

9.

Each Participant, through the member appointed by it to the Management Committee (or alternate member in the absence of the voting member) will have a number of votes equal to the Interest held by the Participant such member or alternate member represents.

10.

Except as otherwise provided in this agreement, all decisions of the Management Committee will be by the affirmative vote of a simple majority of the votes represented by voting members in attendance.

11.

In the case of an equality of votes on any matter which cannot be resolved by agreement within a reasonable time (not to exceed seven (7) days) the Third Member will have a casting vote. Except in such circumstances the Third Member will not have a vote.

12.

Notice of any Management Committee meeting will be given at least ten (10) days prior to the date fixed for such meeting. All meetings will be held at such place as may be designated by the Operator unless otherwise agreed to by all the Participants. Each Participant will bear the costs of its representatives in preparing for and attending meetings of the Management Committee. The payment of Management Committee fees to representatives of the Management Committee will be determined by the Participants on a yearly basis at rates to be mutually agreed upon by the Participants.

13.

There will be included with a notice of meeting an agenda and such material and data as may be reasonably required to enable the members of the Management Committee to determine the position they should take in respect of any vote or election to be made at such meeting.

14.

The Operator will have the responsibility of appointing a secretary for the Management Committee (who need not be a member thereof) and of preparing and distributing notices and agendas of meetings and keeping records of the proceedings at such meetings and distributing such records to the Participants.

15.

The following actions will be undertaken by the Operator only pursuant to a resolution of the Management Committee passed by the votes of one or more voting members representing a Participant or Participants holding, in the aggregate, not less than a seventy (70%) percent Interest:

1.

the voluntary suspension of operations, following operating the Properties as a mine for more than 30 days in any 12 month period, or the permanent shutdown of any Facilities;

2.

any Program requiring aggregate expenditures in excess of $1,000,000 in any one year;

3.

the terms of engagement of the Operator, other than the charges specified in paragraph 12.1(f) or as provided in subsections 11.3, 11.4 and 11.5 or paragraph 15.1(b);

4.

the abandonment, sale or other disposition of any Assets or series of related Assets (other than the Properties) having an aggregate fair market value in excess of ONE HUNDRED THOUSAND ($100,000) DOLLARS; or

5.

the entry into any contract or commitment by the Operator with itself or an Affiliate which is not accompanied by evidence of the competitive nature of the pricing thereof.

14.

POWERS OF MANAGEMENT COMMITTEE

1.

The Management Committee will, without limiting any of its powers as specified elsewhere in this agreement, have the exclusive right, power and authority to:

1.

approve, modify, or reject or request the revision of, any Program proposed by the Operator or any other Participant;

2.

appoint a new Operator if the Interest of the Participant acting as Operator (together with the Interest(s) of any Affiliates of such Participant) is reduced to less than fifty (50%) percent;

3.

subject to paragraph 12.1(f), determine the terms of engagement of the Operator, including any remuneration payable to the Operator;

4.

approve or reject the sale, abandonment or disposition of any part of the Assets (other than the Properties); and

5.

approve, by unanimous vote, a form of accounting procedure for all Costs to be charged to the Participants by the Operator, such procedure to be consistent with then prevailing industry standards (any amendments thereto also requiring a unanimous vote).

15.

OPERATING PROGRAMS, BUDGETS, PAYMENTS AND FUNDS

1.

After the Participation Date, all mining operations on the Properties will be planned and conducted and all estimates, reports and statements will be prepared and made on the basis of an operating year. The first operating year will be the period from the Participation Date to December 31st of the same calendar year and thereafter each operating year will coincide with the calendar year (an "Operating Year").

2.

Prior to the beginning of each Operating Year the Operator will prepare and deliver to the Participants an operating plan for the ensuing Operating Year (an "Operating Plan"). The Operating Plan applicable to the first Operating Year will be submitted not later than six months after the Participation Date, and the Operating Plan for each subsequent Operating Year will be submitted not later than October 1, in the year immediately preceding the Operating Year to which such Operating Plan relates. Each Operating Plan will contain, with reference to the Operating Year to which it relates, the following:

1.

a plan of proposed mining operations including, without limiting the generality of the foregoing, particulars of any special items such as:

1.

a major increase in the capacity of Facilities,

2.

additional general exploration of the Properties outside the area of the mine,

3.

opening and equipping an additional mine or mines on the Properties, or

4.

a substantial or radical departure from development or mining plans previously followed by the Operator;

2.

a detailed estimate of all Operating Costs plus a reasonable allowance for contingencies;

3.

an estimate of the quantity of Product to be produced; and

4.

such other facts and figures as may be necessary to give the other Participants a reasonably complete picture of the results the Operator plans to achieve;

5.

and the Operator will promptly supply to each Participant any additional or supplemental information which that Participant may reasonably require in respect of the Operating Plan.

3.

Each Participant will have thirty (30) days from receipt of any annual Operating Plan within which to consider such Operating Plan following which a meeting of the Management Committee will be called to deal with any objections and alternative proposals. The proposed Operating Plan will then be voted on by the Management Committee.

4.

Based upon the budgets submitted to and approved by the Management Committee, as the same may be revised by the Management Committee from time to time, the Operator will submit to each Participant which has elected to participate therein on or before the 15th day of each month an estimate of the cash requirements for the next month which will show:

1.

separately, the estimated cash disbursements which the Operator will be required to make for Operating Costs and any other expenditures approved by the Participants;

2.

the extent, if any, to which such disbursements will be satisfied out of cash in the Operating Fund (as hereinafter defined) after allowing for the cash balance to be maintained in the Operating Fund as approved by the Management Committee;

3.

the amounts, if any, which were credited to each Participant in the immediately preceding month;

4.

the Cost Share which each Participant will be required to furnish to the Operator for such disbursements; and

5.

the account into which the required funds are to be deposited.

5.

Within ten (10) days after the receipt of each such cash estimate, the Participants which elected to participate will each remit to the Operator their respective Cost Shares required under paragraph 16.4(d) and if any Participant fails to pay all or any part of its Cost Share pursuant to paragraph 16.4(d) the Operator will be entitled to pay the unpaid share of that Participant. If the Operator pays such unpaid share it will be entitled to recoup such amount, together with interest thereon at a rate equal to the greater of FIFTEEN (15%) percent per annum and Prime Rate plus FIVE (5%) percent per annum, compounded semi-annually, not in advance, on June 30 and December 31 in each year, pursuant to subsection 17.3.

6.

Prior to incurring any Operating Costs hereunder or as soon as reasonably practicable thereafter, the Operator will open an account or accounts in the name of ONCM with bank(s) approved by the Management Committee for the purpose of establishing and maintaining therein at all times a cash fund (the "Operating Fund") from which Operating Costs will be paid by the Operator or from which the Operator may be reimbursed for Operating Costs spent by it.

7.

All money received by the Operator from the Participants and the payment of the Operator’s invoices for accrued Operating Costs will be deposited in the Operating Fund and, in addition, each Participant will deposit or cause to be deposited in the Operating Fund at the times and in the manner provided in subsection 16.7 the sums provided for therein. The total amount of deposits in the Operating Fund, regardless of the source thereof, will at no time exceed the gross Operating Costs of the Operator for the then current and next succeeding month as estimated in the Operating Plan then in effect.

16.

DISPOSITION OF PRODUCTION

1.

Subject to the provisions of subsection 17.3, and either payment of or arrangement for the adequate provisions for the Vendor’s Royalty in accordance with the Asset Purchase Agreement, for any period after the Participation Date, and provided that each Participant has paid to the Operator its respective Cost Share of Operating Costs for that period, and that National Gold is not in default under the Asset Purchase Agreement, each Participant will take in kind, and separately dispose of, Product in proportion to its then Interest. Division of Product will take place at the Facilities unless in the reasonable opinion of the Operator an equitable division of Product cannot be performed at the Facilities in which event division of Product will be preformed at the refinery or other facilities at which an equitable division can be made by separation of payable metals.

2.

For purposes of determining the value of Product taken in kind pursuant to subsection 17.3, each Participant’s share of Product will be valued at the time of delivery to the Participants (or purchase or sale by the Operator pursuant to subsection 17.5) and at a value equal to that received by the Participant acting as Operator for its share of such Product after deduction of:

1.

all costs of transporting Product, including insurance, from the Properties to the place of delivery designated by the purchaser of such Product;

2.

such reasonable charge for marketing Product as is consistent with generally accepted industry marketing practices; and

3.

all taxes (other than income taxes), royalties or other charges or imposts provided for pursuant to any law or legal obligation imposed by any government if paid by such Participant in connection with the disposition of Product taken in kind.

3.

If the Operator makes any payment on behalf of a Participant pursuant to subsection 16.5, after payment of the Vendor’s royalty and subject to the rights, powers and remedies of the Vendor under or pursuant to the Asset Purchase Agreement, it will have the prior and preferred right to receive that Participant’s share of Product pursuant to subsection 17.1 until the Operator has received Product in kind of a value equal to the actual payment made by the Operator pursuant to subsection 16.5 together with interest as provided therein on the outstanding balance from time to time from the date of advance of such funds;

4.

Any extra expenditure incurred by reason of the taking in kind or separate disposition by a Participant of its proportionate share of Product will be borne by that Participant and that Participant will be required to construct, operate and maintain, at its own expense, any and all facilities which may be necessary to receive, store and dispose of its share of Product.

5.

If any Participant fails to make the necessary arrangements to take in kind or separately dispose of its proportionate share of Product, the Operator may, as agent for such Participant, upon reasonable notice to such Participant, purchase for its own account, sell or stockpile such Participant’s share of Product, subject to the right of such Participant to revoke at will the Operator’s authority under this subsection in respect of Product not then purchased by the Operator or committed for sale to others, and the Operator will be entitled to deduct from the sale proceeds all costs of or related to stockpiling or marketing such Product including, without limitation, transportation, storage, commissions, and discounts, but all contracts of sale executed by the Operator for a Participant’s share of Product pursuant to this subsection will be only for such reasonable periods of time as are consistent with the minimum needs of the industry under the circumstances and in no event will any such contract be for a period in excess of one year.

6.

Proceeds, if any, from the sale by the Operator of Product pursuant to subsection 19.5 will be calculated by the Operator separately for each Participant at the end of each calendar month and will be paid monthly within twenty-one (21) days after the end of each such calendar month following payment to the Operator by each Participant of its respective Cost Share of Operating Costs outstanding as at the end of that calendar month.

7.

If a Participant, any Affiliate of a Participant or any person with whom a Participant is not dealing at arm’s length is a purchaser of Product from a Participant or a supplier of services or goods to a Participant, and if the value of such Product, goods or services is to be used to determine any matter arising under this section 17, such Participant will be deemed to receive prevailing market prices for all Product so sold and to have paid the lesser of fair market value or the price actually paid for such goods or services.

17.

AUDIT

1.

The records relating to Product taken in kind or to the calculation of proceeds from the sale thereof will be audited annually at the end of each fiscal year of the Operator by an independent firm of chartered accountants as agreed upon by Alamos and National Gold, or if Alamos and National Gold can not agree, then as agreed upon by the Auditors for Alamos and National Gold and upon completion of such audit:

1.

any adjustments required by such audit will be made forthwith; and

2.

a copy of the audited statements will be delivered to the Participants and to the Vendor (so long as any amounts are owed Vendor under the Asset Purchase Agreement);

3.

and all such accounts and records will be deemed to be correct and accurate unless questioned by a Participant within six (6) months following the delivery of such audited statements.

2.

The Participants and the Vendor (so long as any amounts are owed Vendor under the Asset Purchase Agreement), or any of them, at reasonable times and upon not less than seven (7) days’ notice to the Operator, will have the right to inspect, audit and copy the Operator’s accounts and records relating to the accounting for Product taken in kind or to the determination of proceeds from the sale thereof for any calendar year within six (6) months following the end of such calendar year. The Participants will make all reasonable efforts to conduct audits in a manner which will result in a minimum of inconvenience to the Operator.

3.

If an audit conducted for a Participant pursuant to subsection 18.2 shows a discrepancy of less than two (2%) percent or less from the audit conducted for the Operator pursuant to subsection 18.1, the cost of such audit will be solely borne by the Participant causing it to be conducted. If an audit conducted for a Participant pursuant to subsection 18.2 shows a discrepancy of more than two (2%) percent from the audit conducted for the Operator pursuant to subsection 18.1, and the Participants cannot resolve such discrepancy, a third audit will be conducted by a mutually acceptable independent firm of chartered accountants, the Participants hereby agreeing to accept such third audit as final and that:

1.

any adjustments required by such audit will be made forthwith; and

2.

if the third audit shows a discrepancy of more than one (1%) percent from the audit conducted by the Operator pursuant to subsection 180.1, the Operator will bear the cost of the audits pursuant to subsections 18.2 and 18.3, otherwise such audits will be for the sole account of the Participant having the audit conducted pursuant to subsection 18.2.

18.

SHARING OF AND CONFIDENTIAL NATURE OF INFORMATION

1.

Subject to subsection 19.2, each party agrees that all information obtained hereunder will be the exclusive property of the parties and not publicly disclosed or used other than for the activities contemplated hereunder except as required by law or by the rules and regulations of any regulatory authority or stock exchange having jurisdiction or with the written consent of the other party, such consent not to be unreasonably withheld; provided that and notwithstanding the foregoing, nothing herein shall limit or prevent the disclosure of information obtained hereunder to Vendor.

2.

Consent to disclosure of information pursuant to subsection 19.1 will not be unreasonably withheld where a party wishes to disclose any such information to a third party for the purpose of arranging financing for its contributions hereunder or for the purpose of selling its Interest as permitted by section 21, provided that such third party first enters into a written agreement with the parties that any such information not theretofore publicly disclosed will be kept confidential and not disclosed to others. If a response to a request for consent to disclosure made to a Participant is not received by the Participant making the request for disclosure within five (5) business days of the making thereof, the consent of the Participant to whom the request is made will be deemed to have been granted (subject to compliance by such Participant with the other provisions of this) subsection 19.2).

3.

Each party will, prior to making any press release or other written public disclosure, provide to the other a draft not less than twenty-four (24) hours prior to the proposed release thereof and will, prior to making such disclosure, consider the comments of the other party with respect to such draft in finalizing the disclosure.

4.

No party will be liable to any other for the fraudulent or negligent disclosure of information by any of its employees, servants or agents, provided that such Participant has taken reasonable steps to ensure the preservation of the confidential nature of such information.

19.

LIMITED CHARGING

1.

Notwithstanding the provisions of sections 21 or 24, but solely for the purpose of financing its Cost Share following the Participation Date and repayment of any third party financing, a Participant may, at any time upon prior written notice to Vendor, mortgage, charge or otherwise encumber the whole or any part of its Interest, upon the condition that such charge does not rank in priority to or pari passu with any such interest held by the Vendors, and the chargee (hereinafter called the "Chargee") first enters into a written agreement with the other Participants in form satisfactory to counsel for such Vendor acting reasonably and other Participants, binding upon the Chargee, as set out in subsections 20.2 and 20.3.

2.

Subject to the prior rights of the Vendor, if the Chargee is not engaged, directly or indirectly, in metal mining or exploration:

1.

the Chargee may, following written notice to Vendor, take possession of the encumbering Participant’s Interest subject to the terms of this agreement; and

2.

any disposition by the Chargee of the encumbering Participant’s Interest must be preceded by written notice to Vendor and will only be of all of such Interest and will be offered firstly to the remaining Participant (such offer to be accepted, if at all, within sixty (60) days of the making thereof) and only thereafter, on the same terms, to other parties, such sale to be subject to the purchaser entering into a written agreement with the remaining Participant whereby such purchaser assumes all obligations of the encumbering Participant under the terms of this agreement.

3.

Subject to the prior rights of the Vendor, if the Chargee is engaged, directly or indirectly, in metal mining or exploration:

1.

such encumbrance must be preceded by written notice to Vendor and will be subject to the provisions of this agreement and the Chargee will not enter into possession or institute any proceedings for foreclosure or partition of the encumbering Participant’s Interest;

2.

the Chargee’s remedies under the encumbrance will be limited to the sale (after written notice to Vendor) of the whole, (but only of the whole), of the encumbering Participant’s Interest to the remaining Participant, or if such Participant declines to acquire such interest, or does not indicate acceptance thereof, within sixty (60) days of such Interest being offered to it, then (after written notice to Vendor) at a public auction to be held after ninety (90) days prior notice to the remaining Participant, such sale to be subject to the purchaser entering into a written agreement with the remaining Participant whereby such purchaser assumes all obligations of the encumbering Participant under the terms of this agreement; and

3.

if the Interest of any Participant is forfeited, the right of such Participant to act as Operator will cease.

20.

RESTRICTIONS ON ALIENATION

1.

Neither NGL nor AML (the "Transferor") will transfer, convey, assign, mortgage or grant an option in respect of or grant a right to purchase or in any manner transfer or alienate or agree to transfer or alienate (all of which are collectively referred to in this section 21 as a "Transfer") any or all of its shareholdings in ONCM or MB or its Interest, rights under this Agreement or Net Smelter Returns Royalty (collectively, a party’s "Holdings") except in accordance with this section 21. Neither ONCM nor MB will transfer, convey, assign, mortgage or grant an option in respect of or grant a right to purchase or in any manner transfer or alienate or agree to transfer or alienate any rights or interests that it holds in the Assets or under this Agreement or Net Smelter Returns Royalty.

2.

No Transfer of any of a party’s Holdings will be effective unless the consent of the Vendor is obtained in accordance with the Asset Purchase Agreement, the Transferor is not in material default of any term or provision of this Agreement at the time of Transfer and until any proposed assignee, transferee, purchaser, grantee or encumbrancer of such Holdings ("Transferee") has executed and delivered to all parties, including the Vendor, an agreement in form and substance satisfactory to counsel for all such remaining parties, related to this Agreement, containing:

1.

a covenant by such Transferee with all parties to perform all of the obligations of the Transferor to be performed under this Agreement and the Asset Purchase Agreement in respect of the Holdings to be acquired by the Transferee; and

2.

a provision subjecting any further Transfer of such Holdings to the provisions of this section 21.

3.

No Party will Transfer any of its Holdings except:

1.

pursuant to a binding agreement in writing;

2.

as a single transaction not directly or indirectly part of some other sale or purchase or agreement for any additional consideration of any nature whatsoever; and

3.

where the party has notified the Vendor in accordance with the Asset Purchase Agreement and the Vendor has consented to such transfer in accordance with the Asset Purchase Agreement.

4.

Any party (in this section called the "Offeror") intending to Transfer its Holdings will first give notice to the other party (in this section called the "Offeree") of such intention together with the terms and conditions on which the Offeror intends to Transfer its Holdings.

5.

If any party (in this section also called the "Offeror") receives any offer to Transfer its Holdings which it intends to accept (the "Third Party Offer"), the Offeror will not accept the Third Party Offer unless and until the Offeror has first offered to Transfer its Holdings to the other party (in this section also called the "Offeree") on the same terms and conditions as contained in the Third Party Offer and such offer to the Offeree by the Offeror has not been accepted by the Offeree in accordance with subsection 21.8.

6.

Any communication of an intention to sell pursuant to subsection 21.5 or an offer to sell pursuant to 21.6 (each an "Offer" for the purposes of this section 21 only) will be delivered in accordance with section 21 and will:

1.

set out fully and clearly all of the terms and conditions of any intended Transfer together with a currency equivalent of any non-cash consideration in Canadian dollars and an explanation of the manner in which such currency equivalent was obtained;

2.

if it is made pursuant to subsection 21.6, include a photocopy of the Third Party Offer and clearly identify the offering party and include such information as is known by the Offeror about such offering party;

and such communication will constitute an Offer by the Offeror to the Offeree to Transfer the Offeror’s Holdings to the Offeree on the terms and conditions set out in such Offer.

7.

Any Offer made as contemplated in subsection 21.7 will be open for acceptance by the Offeree for a period of ninety (90) days from the date of receipt of the Offer by the Offeree.

8.

If the Offeree accepts the Offer within the time limited such acceptance will constitute a binding agreement between the Offeror and the Offeree to Transfer the Holdings on the terms and conditions set out in such Offer, provided such sale and purchase must close within ninety (90) days following the acceptance of such Offer by the Offeree.

9.

If the Offeree does not accept the Offer within the time limited the Offeror may complete a Transfer of the Holdings on terms and conditions which are no more favorable to the proposed transferee than those set out in the Offer and, where the Offer is made pursuant to subsection 23.6, only upon exactly the same terms as, and to the party making, the Third Party Offer to the Offeror, and in any event such Transfer must be completed within one hundred and twenty (120) days from the expiration of the right of the Offeree to accept such Offer or the Offeror must again comply with the provisions of this section with respect to the Holdings.

10.

While any Offer is outstanding no other Offer may be made until the first mentioned Offer is disposed of and any sale resulting therefrom completed in accordance with the provisions of this section 21.

11.

Each party agrees that its failure to comply with the restrictions set out in this section 21 would constitute an injury and damage to the other party impossible to measure monetarily and, in the event of any such failure the other party will, in addition and without prejudice to any other rights and remedies at law or in equity, be entitled to injunctive relief restraining or enjoining any Transfer of an Holding, save in accordance with the provisions of this section, and any party intending to make a Transfer, or making a Transfer, of its Holdings contrary to the provisions of this section 21 hereby waives any defense it might have in law to such injunctive relief.

12.

Subject to the restrictions otherwise provided for herein, if the Operator sells, assigns or transfers its Holdings to a Transferee which is not an Affiliate of the Operator, its right to be Operator under this agreement will be included in such sale, assignment or transfer only if, in the opinion of the Management Committee expressed in a resolution passed by voting members representing Participants holding, in the aggregate, not less than an eighty (80%) percent Interest, the Transferee is capable of assuming and performing the duties and obligations of the Operator imposed under this agreement.

13.

Nothing in this section 21 will prevent:

1.

a sale or assignment by a party of all of its Holdings to an Affiliate provided that such Affiliate first complies with the provisions of subsection 21.2 (including obtaining the consent of the Vendor) and agrees with the other party in writing to retransfer such Holdings to the originally assigning party before ceasing to be an Affiliate of such party;

2.

a recalculation of an Interest pursuant to Section 10 or the transfer of an Interest in consideration of a Net Smelter Returns Royalty pursuant to subsection 10.5; or

3.

a disposition pursuant to an amalgamation or corporate reorganization which will have the effect in law of the amalgamated or surviving entity possessing all the property, rights and interests and being subject to all the debts, liabilities and obligations of each amalgamating or predecessor entity provided that in the case of each of subsections 21.13(a), (b) or (c), the consent of the Vendor in accordance with the Asset Purchase Agreement has been obtained.

21.

LIABILITY OF THE OPERATOR AND INDEMNITY

1.

Except as hereinafter provided, after the Participation Date, the Participants will indemnify and save the Operator harmless from and against any loss, cost, liability, claim, demand, damage, expense, injury and death (including, without limitation, legal fees and disbursements) resulting from any acts or omissions of the Operator or its directors, officers, employees or agents in conducting operations pursuant to this agreement.

2.

Notwithstanding subsection 22.1, the Operator will not be indemnified nor held harmless by the Participants from, and will be liable to the Participants only for, any loss, cost, liability, claim, demand, damage, expense, injury or death (including, without limitation, legal fees and disbursements) resulting from:

1.

the gross negligence or willful misconduct of the Operator or its directors, officers, employees or agents; or

2.

failure of the Operator to obtain and maintain any insurance which it is required to obtain and maintain pursuant to this Agreement,

and the Operator will, in such cases, indemnify and save harmless the Participants from any such loss, cost, liability, claim, demand, damage, expense, injury or death.

3.

An act or omission of the Operator or its directors, officers, employees or agents done or omitted to be done:

1.

at the unanimous direction, or within the scope of that unanimous direction, of the Management Committee; or

2.

with the unanimous concurrence of the Management Committee; or

3.

unilaterally and in good faith by the Operator to protect life or property;

4.

will be deemed not to be gross negligence or willful misconduct.

4.

The obligations of a Participant to indemnify and save the Operator harmless pursuant to subsection 22.1 will be in proportion to its Interest as at the date that the loss, cost, liability, claim, demand, damage, expense, injury or death occurred or arose.

5.

The Operator will not be liable to the other party nor will any party be liable to the Operator in contract, tort or otherwise for special, indirect or consequential damages, including, without limiting the generality of the foregoing, loss of profits or revenues, or the inability to produce or deliver Ore or Product, even if advised of the possibility of those damages.

22.

OPERATOR’S LIEN

1.

The Operator may, upon written notice to and subject to the prior rights of the Vendor and with the consent of the Vendor (which may be withheld for any reason) have a lien and charge on the Participant’s right to receive either Product in kind or proceeds from the sale thereof and their interests in any contracts for the sale of Product as security for their respective obligations from time to time to make contributions to working capital pursuant to section 16 and to pay their respective Cost Shares of Operating Costs, provided that if a Participant wishes such lien or charge to provide a sufficient bond for securing such payment, in the place of a mortgage, pledge and charge, general security agreement and financing statement, it may elect to do so, and if the Operator objects thereto, the sufficiency of the bond (including the acceptability of the obligor thereunder) will be submitted to arbitration pursuant to section 32.

23.

ENCUMBRANCE, PARTITION AND INDEMNIFICATION

1.

Except as provided in sections 20 and 23 hereof and as contemplated and permitted by the Asset Purchase Agreement, a Participant will not encumber or permit or suffer to exist any lien, charge or encumbrance on its Interest.

2.

No Participant will partition or seek partition, whether through order of any court or otherwise, of the Properties or other assets constituting any part of the Assets.

3.

A Participant will not have authority to act for or assume any obligations or liabilities on behalf of another Participant except such as are specifically authorized pursuant to and in accordance with the terms of this agreement or as required by the Vendor in accordance with the Asset Purchase Agreement, and each Participant will defend, indemnify and hold harmless the others, and their respective directors, officers, employees, and agents, from and against any and all losses, expenses, claims, damages, suits and demands whatsoever arising out of any act or any assumption of any obligations by it done or undertaken on behalf of another Participant other than as provided herein.

24.

AREA OF INTEREST

1.

Each Participant with respect to the Properties, hereby covenants and agrees with the other that if it, or its Affiliate (the "Offeror") acquires directly or indirectly or pursuant to any third party agreement, any exploration permit or other form of interest in minerals located wholly or in part within an area of five (5) kilometers from the boundaries of the Properties (the "Area of Interest"), the Offeror will promptly offer, such interest to the other Participant(s) with respect to the Properties (the "Offerees") by notice in writing setting out the nature of such mineral interest and including all information known by the Offeror about such mineral interest, the Offeror’s, or its Affiliated Company’s, acquisition costs and all other details relating thereto and if, within 60 days from the date of the receipt of such notice, one or more of the Offerees accepts such mineral interest by notice in writing to the Offeror and pays to the Offeror a percent of the Offeror’s acquisition costs as set out in such notice equal to the Offeree’s Interest in the property as of the date of this agreement, such mineral interest will be deemed to form part of the Properties for the purposes of this agreement and any acquisition costs so paid will form part of that Participant’s Costs. If any Participant’s Interest in the Properties has been converted to a Net Smelter Return pursuant to subsection 10.5 its Interest as at the date of this agreement for the purpose of any acquisition under this section will be deemed to have been acquired pro-rata by the remaining Participants in accordance with their respective Interests in the Properties and the acquisition costs and initial Interests in any such acquisition under this section will be adjusted accordingly.

2.

Each Participant with respect to the Properties will execute and deliver or cause to be executed and delivered such further documents and instruments and give such further assurances as the other may reasonably require to evidence and give effect to the establishment of the Area of Interest and the transfer of mineral interests pursuant to this section.

3.

Each Participant with respect to the Properties hereby covenants and agrees with the others to use its best efforts in any acquisition agreement under which it acquires any interest in minerals within the Area of Interest to acquire a 100% undivided interest in such minerals subject only to royalty interests in favor of the property vendor and financial provisions contemplating the use of one processing facility for ores derived from the various properties in the Area of Interest and to obtain unencumbered rights to assign an interest in any such agreement and the mineral rights related thereto pursuant to the provisions of this agreement.

25.

NOTICES

1.

Any notice, direction or other instrument required or permitted to be given under this agreement will be in writing and may be given by the delivery of the same or by sending the same by electronic facsimile, in each case addressed as follows:

1.

If to ONCM or NGL at:

National Gold Corporation
600 – 890 West Pender Street
Vancouver, B.C. Canada V6C 3A8
Attention: President
Facsimile No.: (604) 687-1327

with a copy to:

Tenedoramex, S.A. de C.V.
Paseo de la Reforma
Lomas de Cahpultepec
Mexico, D.F.
11000
Facsimile No.: (52) 5202-8222

Attention:

Mark Isto

and to:

Placer Dome America
1125 Seventeenth Street
Suite 2310
Denver, Colorado
U.S.A. 80202
Facsimile No.: (604) 643-1773

Attention:

Ralph Godell

and to:

Kennecott Minerals Company
224 North 2200 West
Salt Lake City, Utah
U.S.A. 84116
Facsimile No.: (801) 238-2488

Attention:

President

and to:

Blake, Cassels & Graydon LLP
Suite 2600, Three Bentall Centre
595 Burrard Street, P. O. Box 49314
Vancouver, BC
Canada V7X 1L3
Facsimile No.: (604) 631-3309

Attention:

Peter J. O’Callaghan

2.

If to AML or MB at:

Alamos Minerals Ltd.
#1400 - 400 Burrard Street
Vancouver, B.C. V7X 1A6
Attention: President
Facsimile No.: (604) 643-1773

2.

Except with respect to any draft Programs or Operating Plans or reports or elections by a party, which will be given by personal delivery no later than the dates specified herein, any notice, direction or other instrument aforesaid will, if delivered, be deemed to have been given and received on the day it was delivered and, if sent by facsimile, be deemed to have been given or received on the day it was so sent unless it was sent:

1.

on a day which is not a Business Day in the place to which it was sent; or

2.

after 4:00 p.m. in the place to which it was sent,

in which cases it will be deemed to have been given and received on the next day which is a Business Day in the place it was sent to. Notices which are required to be sent for information purposes are required to be sent, but for the purposes of determining the time when receipt of a notice is effective hereunder it is the time of receipt of the primary notice which is relevant.

3.

Any party may at any time give to the others notice in writing of any change of address of the party giving such notice and from and after the giving of such notice the address or addresses therein specified will be deemed to be the address of such party for the purposes of giving notice hereunder.

26.

WITHDRAWAL AND TERMINATION

1.

Subject to the provisions of subsection 7.1 in the case of a termination prior to the exercise of the Option, this agreement will terminate (but any obligations or liabilities of the parties then existing or accrued will continue) upon the occurrence of the earliest of:

1.

the written agreement by the parties to terminate;

2.

the termination of the Option and this agreement pursuant to section 6;

3.

except with respect to its Net Smelter Returns Royalty, the transfer of all of a Participant’s Interest to the Remaining Participant pursuant to subsection 10.5 (provided that in such case all of the provisions of this agreement relating to the Net Smelter Returns Royalty including, without limitation, section 21, will survive and remain in full force and effect for so long as the Net Smelter Returns Royalty is payable);

4.

the sale, abandonment or liquidation of all the Assets and the distribution of any proceeds therefrom, net of liabilities, to the Participants to the extent of their interest therein and the completion of all required reclamation and restoration activities in respect of the Assets; or

5.

such time as there is only one Participant and no party holds a Net Smelter Returns Royalty.

27.

FORCE MAJEURE

1.

No party will be liable for its failure to perform any of its obligations under this agreement due to a cause beyond its control (each an "Intervening Event") (except those caused by its own lack of funds) including, but not limited to: adverse weather conditions, blockages (but excluding those relating to disputes with the Ejido Mulatos as it relates to environmental concerns provided, however, that such exclusion shall be suspended resulting in an Intervening Event in the event that a party is unable to access the Properties as a consequence of such dispute with the Ejido Mulatos and in that event the affected party covenants to use its best efforts to gain access to the Properties to ensure that all environmental safety procedures are maintained during such dispute), war, insurrection or other acts against a lawfully appointed or elected governing body, acts of God, fire, flood, explosion, strikes, lockouts or other industrial disturbances; a change to laws, rules and regulations or orders of any duly constituted court or governmental authority but only to the extent such change renders it unlawful for a party to perform its obligations under this agreement; or non-availability of materials or transportation. A party relying on the provisions of subsection 28.1 will promptly give written notice to the others of the particulars of the Intervening Event and all time limits imposed by this agreement will be extended by a period equivalent to the period of delay resulting from an Intervening Event described in this Article.

2.

A party relying on the provisions of this Article will take all reasonable steps to eliminate any Intervening Event and, if possible, will perform its obligations under this agreement as far as practical, but nothing herein will require such party to settle or adjust any labor dispute or to question or to test the validity of any law, rule, regulation or order of any duly constituted court or governmental authority or to complete its obligations under this agreement if an Intervening Event renders completion commercially impracticable

3.

The parties acknowledge and agree that this Section does not apply in respect of section 5.1 or to the joint obligations of the parties to keep the Asset Purchase Agreement and the Properties in good standing during an Intervening Event.

4.

A party relying on the provisions of this Article shall give notice to the other party forthwith upon the occurrence of the Intervening Event and forthwith after the end of the period of delay when such Intervening Event has been eliminated or rectified.

28.

DEFAULT

1.

Notwithstanding anything in this agreement to the contrary (other than the provisions of this agreement providing for elections to contribute and contributions to any Program, for which no notice of default need by given), if any party (a "Defaulting Party") is in default of any requirement herein set forth the party affected by such default ("Affected Party") may give written notice ("Default Notice") to the Defaulting Party specifying the default and unless:

1.

with respect to any default in the payment of any moneys or the issuance of any Shares, within fourteen (14) days of receipt of the Default Notice the Defaulting Party has cured such default;

2.

with respect to any default, other than a default in paragraph 29.1(a), which can reasonably be cured within a thirty (30) days period, within thirty (30) days of receipt of the Default Notice the Defaulting Party has cured such default; or

3.

with respect to any default, other than a default in paragraph 29.1(a), which is not of a nature as can reasonably be cured within a thirty (30) day period, within a thirty (30) day period following receipt of the Default Notice the Defaulting Party has taken reasonable and prudent action to commence to cure such default and thereafter diligently pursues the curing of such default until cured, subject to a maximum period to cure such default of one hundred and twenty (120) days;

the Affected Party will be entitled to seek any remedy it may have on account of such default including, without limitation, terminating this agreement and/or seeking the remedies of specific performance, injunction or damages against the Defaulting Party.

29.

OPERATING AGREEMENT

1.

After the Participation Date, either Participant may give notice to the other Participant requiring that Participant to enter into negotiations to settle an operating agreement to supersede this agreement. All Participants will thereupon diligently endeavor in good faith to settle such an agreement but if they fail to do so or if the Vendor does not consent to such a agreement for any reason, this agreement will remain in full force and effect.

30.

OPTION ONLY

1.

This is an option only and except as specifically provided otherwise nothing herein will be construed as obligating Alamos, prior to the exercise of the Option, to do any acts or make any payments hereunder except as otherwise set forth, and any act or acts or payment or payments as may be made hereunder will not be construed as obligating Alamos to do any further act or acts or make any further payment or payments except as otherwise provided herein.

31.

ARBITRATION

1.

Any dispute, controversy or claim arising out of or relating to this agreement, or the breach, termination or invalidity of it, or any deadlock or inability of the parties to agree on a course of action to be taken hereunder, will be referred to and finally resolved by arbitration under the rules of the British Columbia International Commercial Arbitration Centre in effect on the date hereof.

2.

The parties agree that:

1.

the appointing authority will be the British Columbia International Commercial Arbitration Centre;

2.

the case will be administered by the British Columbia International Commercial Arbitration Centre in accordance with its "Procedures for Cases under the BCICAC Rules";

3.

the place of arbitration will be Vancouver, British Columbia;

4.

the number of arbitrators will be three; and

5.

the language used in the arbitral proceeding will be English.

3.

The arbitrators’ fees will be paid by both parties in equal parts during the course of the arbitration but upon final decision of the dispute, the defeated party will pay all costs and reimburse all arbitration costs, including the amounts paid by the prevailing party, subject to the contrary decision of the arbitrators.

4.

Arbitrations pursuant to this section 33 will be carried out in such a manner as to render the arbitration award enforceable in each of British Columbia and Mexico, and in that regard all requirements of any such jurisdiction with respect to rendering a foreign arbitral award enforceable will be complied with.

5.

The City of Vancouver will be the venue for any legal proceedings to enforce in British Columbia any arbitral award pursuant to this agreement and the city of Hermosillo, Sonora will be the venue for any legal proceedings to enforce in Mexico any arbitral award pursuant to this agreement.

32.

ASSET PURCHASE AGREEMENT PREVAILS

1.

In the event of any inconsistency or conflict between the provisions of this Agreement and the Asset Purchase Agreement, the provisions of the Asset Purchase Agreement shall prevail and govern to the extent permitted by law. The execution and delivery of this agreement shall be deemed to confer third party beneficiary rights upon the Vendor, and shall obligate each of National Gold, AML and MB to Vendor. The failure of Vendor to enforce at any time or for any period of time any of its rights hereunder shall not be construed as its waiver of such rights or of the right of Vendor to subsequently enforce each and every provision.

2.

National Gold, AML and MB agree that their failure, individually or collectively, to comply with their obligations hereunder regarding the Vendor, or otherwise honor the rights of the Vendor hereunder, would constitute an irreparable injury and damage to the Vendor impossible to measure monetarily and for which a monetary award would be insufficient compensation. In the event of any such failure or threatened failure the Vendor will, in addition and without prejudice to any other rights and remedies at law or in equity, be entitled to injunctive relief, including, without limitation, specific performance, enforcing its rights hereunder, without proof of actual damage and without (to the extent permitted by law) the requirement for the posting of a bond or comparable security. National Gold, AML and MB further agree that (i) notwithstanding the provisions of Section 32, Vendor at its sole discretion may elect to immediately enforce its rights hereunder against National Gold, AML and MB, individually or collectively, in the Supreme Court of British Columbia, and (ii) they hereby submit to the jurisdiction of such court.

33.

GENERAL

1.

The parties will execute such further and other documents and do such further and other things as may be necessary or convenient to carry out and give effect to the intent of this agreement.

2.

All references to moneys hereunder will be to lawful monies of the Canada unless specifically stated otherwise. All payments to be made to any party hereunder may be made by certified cheque or bank draft mailed or delivered to such party at its address for notice purposes as provided herein, or by wire transfer deposited for the account of such party at such bank or banks in Canada as such party may designate from time to time by notice to the paying party. Said bank or banks will be deemed the agent of the designating party for the purpose of receiving, collecting and receipting such payment.

3.

If any right, power or interest of any party in any property under this agreement would violate the rule against perpetuities, then such right, power or interest will terminate at the expiration of twenty (20) years after the death of the last survivor of all the lineal descendants of Her Majesty, Queen Elizabeth II of England, living on the date of this agreement.

4.

Time will be of the essence in the performance of this agreement.

5.

The headings of the sections of this agreement are for convenience only and do not form a part of this agreement nor are they intended to affect the construction or meaning of anything herein contained or govern the rights and liabilities of the parties.

6.

This agreement will enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

7.

This agreement constitutes the entire agreement between the parties and, except as hereafter set out, replaces and supersedes all prior agreements, memoranda, correspondence, communications, negotiations and representations, whether oral or written, express or implied, statutory or otherwise between the parties with respect to the subject matter herein. This agreement may be amended only with the prior written consent of the Vendor.

8.

This agreement will be governed by and construed according to the laws of British Columbia and the laws of Canada applicable therein except with respect to matters concerning title to the Properties, which will be governed by the internal laws of Mexico. All actions arising from this agreement will be commenced and maintained in the Supreme Court of British Columbia.

9.

This agreement is subject to the acceptance of the Canadian Venture Exchange and shall come into effect on the Approval Date.

IN WITNESS WHEREOF the parties hereto have executed these presents as of the day and year first above written.

The Corporate Seal of NATIONAL GOLD LTD. was hereunto affixed in the presence of: Authorized Signatory Authorized Signatory	) ) ) ) ) ) ) ) )	c/s

The Corporate Seal of O.N.C. de MEXICO S.A. de C.V. was hereunto affixed in the presence of: Authorized Signatory Authorized Signatory	) ) ) ) ) ) ) ) )	c/s

The Corporate Seal of ALAMOS MINERALS LTD. was hereunto affixed in the presence of: Authorized Signatory Authorized Signatory	) ) ) ) ) ) ) ) )	c/s

The Corporate Seal of MINERA BIENVENIDOS S.A. de C.V. was hereunto affixed in the presence of: Authorized Signatory Authorized Signatory	) ) ) ) ) ) ) ) )	c/s

SCHEDULE "A"

PROPERTIES

PART I

Lot	Title	Type	Surface	Duration	Liens or Contracts
San Miguel 2	195,438	Exploitation	20.2516 hectares	September 14, 1992 to September 13, 2042

Temporary occupation in favor of Minera San Augusto, S.A. de C.V. of a surface of 20.2516 hectares, as long as this concession is in effect, registered on January 15, 1993 under Number 89, Page 71, Volume I of the Expropriations, Temporary Occupations and Easements book.

San Miguel 1	191,139	Exploitation	16.7056 hectares	April 29, 1991 to April 28, 2041

Temporary occupation in favor of Minera San Augusto, S.A. de C.V. of a surface of 16.7056 hectares of land owned by Ejido Mulatos, Municipality of Sahuaripa, Sonora, as long as this concession is in force, registered on January 15, 1993 under Number 91. Page 72. Volume I of the Expropriations, Temporary Occupations and Easements book.

Tequila	206,724	Exploitation	18.7440	March 12, 1998 to March 11, 2048	None registered at the PRM
La Salamandra Fraccion 3	212,187	Exploitation	604.0000 hectares	September 22, 2000 to August 29, 2046

Temporary occupation of 10 to 30 hectares of land, respectively, owned by Ejido Mulatos, Municipality of Sahuaripa, Sonora in favor of this concession, as long as this concession is in force, registered on June 4, 1998 under Number 23, Page 13, Volume I of the Temporary Occupations and Easements book.

Los Compadres	201,674	Exploration	10 hectares	October 11, 1995 to October 10, 2001	None registered at the PRM.
Mirtha	206,755	Exploitation	470.3190 hectares	March 12, 1998 to March 11, 2048	None registered at the PRM.
Nuevo Mulatos	180,600	Exploitation	30 hectares	July 13,1987 to July 12, 2037

Temporary occupation in favor of this concession of a surface of 30 hectares of land owned by Ejido Mulatos. Municipality of Sahuaripa, Sonora, as long as this concession is in force, registered on February 4, 1998 under Number 8, Page 4, Volume I of the Temporary Occupations and Easements book.

San Carlos	196,112	Exploitation	9 hectares	September 23, 1992 to September 22, 2042

Temporary occupation in favor of Miners San Augusto, S.A. de C.V. of a surface of 9 hectares of land, as long as this concession is in force, registered on January l5, 1993 under Number 95, Page 74, Volume I of the Expropriations, Temporary Occupations and Easements book.

San Lorenzo	210,493	Exploitation	60 hectares	October 8, 1999 to October 7, 2049	None registered at the PMR.
San Lorenzo	211,573	Exploitation	15.616	June 16,2000 to June 15, 2050	None registered at the PRM.
El Marrano	199,064	Exploration	434 hectares	February 28, 1994 to February 27, 2000	None registered at the PMR.
El Victor de Mulatos	196,110	Exploitation	18 hectares	September 23, 1992 to September 22, 2042

Temporary occupation in favor of Minera San Augusto, S.A. de C.V. of s surface of I8 hectares, as long as this concession is in force, registered on January 13, 1993 under Number 88, Page 71, Volume I of the Expropriations, Temporary Occupations and Easements book

La Central	196,111	Exploitation	96 hectares	September 23, 1992 to September 22, 2042

Temporary occupation in favor of Miner San Augusto, S.A. de C.V. of a surface of 96 hectares, as long as this concession is in force, registered on January 15, 1993 under Number 97, Page 76, Volume I of the Expropriations. Temporary Occupations and Easements book

La Central No. 1	196,108	Exploitation	81.2560 hectares	September 23, 1992 to September 22, 2042

Temporary occupation in favor of Minera San Augusto, S.A. de C.V. of a surface of 18.2500 hectares of land, as long as this concession is in force, registered on January 15, 1993 under Number 87, Page 70, Volume I of the Expropriations, Temporary Occupations and Easements book

La Salamandra Fraccion 1	212,185	Exploitation	8,072.6559 hectares	September 22, 2000 to August 29, 2046

Temporary occupation of 10 to 30 hectares of land, respectively, owned by Ejido Mulatos, Municipality of Sahuaripa, Sonora, in favor of this concession, as long as this concession is in force, registered on June 4, 1998 under Number 23, Page 13, Volume I of the Temporary Occupations and Easements book.

La Salamandra Fraccion 2	212,186	Exploitation	1,161.5005	September 22, 2000 to August 29, 2046

Temporary occupation of 10 to 30 hectares of land, respectively, owned by Ejido Mulatos, Municipality of Sahuaripa, Sonora, in favor of this concession, as long as this concession is in force, registered on June 4, 1998 under Number23, Page 13, Volume I of the Temporary Occupations arid Easements book

Continuacion de Virgencita	190,634	Exploitation	100 hectares	April 29, 1991 to April 28, 2041

Temporary occupation in favor of Mr. Gilberto Ocana Garcia of a surface of 20 hectares of land owned by Ejido Mulatos, Municipality of Sahuaripa, Sonora, as long a this concession is in force, registered on January 15, 1993 under Number 90, Page 72, Volume I of the Expropriations, Temporary Occupations and Easements book.

Temporary occupation in favor of this concession of a surface of 10 hectares of land, owned by Ejido Mutatos, Municipality of Sahuaripa, Sonara, as long as this concession is in force, registered on February 4 1998 under Number 9, Page 5, Volume I of the Temporary Occupations and Easements book.

Temporary occupation in favor of this concession of a surface of 5 hectares of land, owned by Ejido Mulatos, Municipality of Sahuaripa, Sonora, as long as this concession is in force, registered on February 4, 1998 under Number 10, Page 5, Volume I of the Temporary Occupations and Easements book.

Cristina	191.271	Exploitation	290 hectares	December 19, 1991 to December 18, 2041

Temporary occupation is favor of Minera San Augusto. S.A. de C.V. of a surface of 290 hectares of land owned by Ejido Mulatos, Municipality of Sahuaripa, Sonora, as long as this concession is in force, registered on January 15, (993 under Number 92, Page 73, Volume 1of the Expropriations, Temporary Occupations and Easements book.

El Carracito	206,895	Exploration	2,176.8440 hectares	April 3, 1998 to April 2,1004	None registered at the PRM.
El Jaspe	209,714	Exploitation	78 hectares	August 3, 1999 to August 2, 2049	None registered at the PRM.
MULATOS PROJECT
Alejandra	195,464	Exploration	406.8821 hectares	September 14, 1992 to September 13, 1998	None registered at the PRM.
Bety	191,273	Exploitation	453.7237 hectares	December 19, 1991 to December 18, 2041

Temporary occupation in favor of Minera San Augusta, S.A. de C.V. of a surface of 703.7740 hectares, as long as this concession is in force, registered on January 15, 1943 under Number 93, Page 73, Volume I of the Expropriations, Temporary Occupations and Easements book.

Capulin 2	196,126	Exploration	12.0084 hectares	September 23, 1992 to September 22, 1998	None registered at the PRM.
Carolina	191,272	Exploitation	347 hectares	December 19, 1991 to December 18, 2041

Temporary occupation in favor of Minera San Augusta, S.A. de C.V. of a surface of 152 hectares, as long as this concession is in force, registered on January 15, 1993 under Number 94, Page 74, Volume I of the Expropriations, temporary Occupations and Easements book

Temporary occupation in favor of this concession of a surface of 40 hectares, 25 areas of land owned by Ejido Mulatos, Municipality of Sahuaripa, Sonora, registered on February 4, 1998 under Number 11, Page 6, Volume I of the Temporary Occupations and Easements book

El Carrecito 2	212507	Exploration	100 hectares	October 31, 2000 to October 30, 2006	Liens unknown

EXHIBIT "I"
to
SCHEDULE "A"

México City, December 20, 2001

Gentlemen:

This opinion is drafted at the request of National Gold Corp. and O.N.C. de México, S.A. de C.V., in order to show the legal status of the Mining Concessions and Application for Mining Concessions mentioned in the attached document "Title Opinion".

The "Title Opinion" is based upon the information we obtained at the General Mining Bureau and the Public Registry of Mining as well as upon documents provided by the Officers of the above mentioned Companies, from which documents we obtained evidence of compliance with the obligations needed in order to keep regular the legal status of the Mining Concessions.

Very truly yours,

Larios Rodriguez del Bosque y de Buen.

Enrique Rodriguez del Bosque

Lot:		"Nuevo Mulatos" **
Title:		180,600
Concessionaire:		ONC de México, S.A. de C.V.
Type:		Exploitation
Surface:		30 hectares
Duration:		July 13, 1987 to July 12, 2037
Location:	Municipality:	Sahuaripa
	State:	Sonora
PRM registration	Volume:	13
	Pages:	42 and 43
	Number:	74
	Book:	Mining Acts, Contracts and Agreements
	Date:	April 30th, 2001
Liens or contracts:

a)

Temporary occupation in favor of this concession of a surface of 30 hectares of land owned by Ejido Mulatos, Municipality of Sahuaripa, Sonora, as long as this concession is in force, registered on February 4, 1998 under Number 8, Page 4, Volume I of the Temporary Occupations and Easements Book.

b)

Pledged in favor of Minera San Augusto, the pledge agreement is registered at the GMB, effective as of April 30th, 2001 under number 75, pages 42 and 43, volume 13 of the Acts, Agreements and Mining Covenants Book.

Surface tax payments:

According with verbal information provided by officers from the GMB, the payment regarding the second semester 2001 is due, we have already submitted a response to the official office requesting this payment, in which we proof payment.

Work assessment report:

According with verbal information provided by officers from the GMB, it is current, but the report for 2000, was not submitted on time, therefore, the concessionaire will have to pay a fine and submit to the Public Registry of Mines the mineral sales invoices. Notwithstanding the foregoing, we have evidence that the report was submitted timely.

Lot:		"San Miguel I" **
Title:		191,139
Concessionaire:		ONC de Mexico, S.A. de C.V. *
Type:		Exploitation
Surface:		16.7056 hectares
Duration:		April 29, 1991 to April 28, 2041
Location:	Municipality:	Sahuaripa
	State:	Sonora
PRM registration	Volume:	13
	Pages:	42 and 43
	Number:	74
	Book:	Mining Acts, Contracts and Agreements
	Date:	April 30th, 2001
Liens or contracts:

a)

Temporary occupation in favor of Minera San Augusto, S.A. de C.V. of a surface of 16.7056 hectares of land owned by Ejido Mulatos, Municipality of Sahuaripa, Sonora, as long as this concession is in force registered on January 15, 1993 under Number 91, Page 72, Volume I of the Expropriations, Temporary Occupations and Easements Book.

b)

Pledged in favor of Minera San Augusto, the pledge agreement is registered at the GMB, effective as of April 30th, 2001 under number 75, pages 42 and 43, volume 13 of the Acts, Agreements and Mining Covenants Book.

Surface tax payments:

According with verbal information provided by officers from the GMB, the payment regarding the second semester 2001 is due, we have already submitted a response to the official office requesting this payment, in which we proof payment.

Work assessment report:

According with verbal information provided by officers from the GMB, it is current, but the report for 2000, was not submitted on time, therefore, Minera San Augusto will have to pay a fine and submit to the Public Registry of Mines the mineral sales invoices. Notwithstanding the foregoing, we have evidence that the report was submitted timely.

Lot:		"Cristina" **
Title:		191,271
Concessionaire:		ONC de México, S.A. de C.V.
Type:		Exploitation
Surface:		290 hectares
Duration:		December 19, 1991 to December 18, 2016
Location:	Municipality:	Sahuaripa
	State:	Sonora
PRM registration	Volume:	13
	Pages:	42 and 43
	Number:	74
	Book:	Mining Acts, Contracts and Agreements
	Date:	April 30th, 2001
Liens or contracts:

a)

Temporary occupation in favor of Minera San Augusto, S.A. de C.V. of a surface of 290 hectares of land owned by Ejido Mulatos, Municipality of Sahuaripa, Sonora, as long as this concession is in force, registered on January 15, 1993 under Number 92, Page 73, Volume I of the Expropriations, Temporary Occupations and Easements Book.

b)

Pledged in favor of Minera San Augusto, the pledge agreement is registered at the GMB, effective as of April 30th, 2001 under number 75, pages 42 and 43, volume 13 of the Acts, Agreements and Mining Covenants Book.

Surface tax payments:

According with verbal information provided by officers from the GMB, the payment regarding the second semester 2001 is due, we have already submitted a response to the official office requesting this payment, in which we proof payment.

Work assessment report:

According with verbal information provided by officers from the GMB, it is current, but the report for 2000, was not submitted on time, therefore, Minera San Augusto will have to pay a fine and submit to the Public Registry of Mines the mineral sales invoices. Notwithstanding the foregoing, we have evidence that the report was submitted timely.

Lot:		"Carolina" **
Title:		191,272
Concessionaire:		ONC de México, S.A. de C.V.
Type:		Exploitation
Surface:		347 hectares
Duration:		December 19, 1991 to December 18, 2041
Location:	Municipality:	Sahuaripa
	State:	Sonora
PRM registration	Volume:	13
	Pages:	42 and 43
	Number:	74
	Book:	Mining Acts, Contracts and Agreements
	Date:	April 30th, 2001
Liens or contracts:

a)

Temporary occupation in favor of Minera San Augusto, S.A. de C.V. of a surface of 152 hectares, as long as this concession is in force, registered on January 15, 1993 under Number 94, Page 74, Volume I of the Expropriations, Temporary Occupations and Easements Book.

b)

Temporary occupation in favor of this concession of a surface of 40 hectares, 25 areas of land owned by Ejido Mulatos, Municipality of Sahuaripa, Sonora, registered on February 4, 1998 under Number 11, Page 6, Volume I of the Temporary Occupations and Easements Book.

c)

Pledged in favor of Minera San Augusto, the pledge agreement is registered at the GMB, effective as of April 30th, 2001 under number 75, pages 42 and 43, volume 13 of the Acts, Agreements and Mining Covenants Book.

Surface tax payments:

According with verbal information provided by officers from the GMB, the payment regarding the second semester 2001 is due, we have already submitted a response to the official office requesting this payment, in which we proof payment.

Work assessment report:

According with verbal information provided by officers from the GMB, it is current, but the report for 2000, was not submitted on time, therefore, Minera San Augusto will have to pay a fine and submit to the Public Registry of Mines the mineral sales invoices. Notwithstanding the foregoing, we have evidence that the report was submitted timely.

Lot:		"Bety" **
Title:		191,273
Concessionaire:		ONC de México, S.A. de C.V.
Type:		Exploitation
Surface:		453.7237 hectares
Duration:		December 19, 1991 to December 18, 2016
Location:	Municipality:	Sahuaripa
	State:	Sonora
PRM registration	Volume:	13
	Pages:	42 and 43
	Number:	74
	Book:	Mining Acts, Contracts and Agreements
	Date:	April 30th, 2001
Liens or contracts:

a)

Temporary occupation in favor of Minera San Augusto, S.A. de C.V. of a surface of 203.7240 hectares, as long as this concession is in force, registered on January 15, 1993 under Number 93, Page 73, Volume I of the Expropriations, Temporary Occupations and Easements Book.

b)

Pledged in favor of Minera San Augusto, the pledge agreement is registered at the GMB, effective as of April 30th, 2001 under number 75, pages 42 and 43, volume 13 of the Acts, Agreements and Mining Covenants Book.

Surface tax payments:

According with verbal information provided by officers from the GMB, the payment regarding the second semester 2001 is due, we have already submitted a response to the official office requesting this payment, in which we proof payment.

Work assessment report::

According with verbal information provided by officers from the GMB, it is current, but the report for 2000, was not submitted on time, therefore, Minera San Augusto will have to pay a fine and submit to the Public Registry of Mines the mineral sales invoices. Notwithstanding the foregoing, we have evidence that the report was submitted timely.

Lot:		"San Miguel 2" **
Title:		195,438
Concessionaire:		ONC de México, S.A. de C.V.
Type:		Exploitation
Surface:		20.2516 hectares
Duration:		September 14, 1992 to September 13, 2017
Location:	Municipality:	Sahuaripa
	State:	Sonora
PRM registration	Volume:	13
	Pages:	42 and 43
	Number:	74
	Book:	Mining Acts, Contracts and Agreements
	Date:	April 30th, 2001
Liens or contracts:

a) Temporary occupation in favor of Minera San Augusto, S.A. de C.V. of a surface of 20.2516 hectares, as long as this concession is in effect, registered on January 15, 1993 under Number 89, Page 71, Volume I of the Expropriations, Temporary Occupations and Easements Book.

b) Pledged in favor of Minera San Augusto, the pledge agreement is registered at the GMB, effective as of April 30th, 2001 under number 75, pages 42 and 43, volume 13 of the Acts, Agreements and Mining Covenants Book.

Surface tax payments:

According with verbal information provided by officers from the GMB, the payment regarding the second semester 2001 is due, we have already submitted a response to the official office requesting this payment, in which we proof payment.

Work assessment report:

According with verbal information provided by officers from the GMB, it is current, but the report for 2000, was not submitted on time, therefore, Minera San Augusto will have to pay a fine and submit to the Public Registry of Mines the mineral sales invoices. Notwithstanding the foregoing, we have evidence that the report was submitted timely.

Lot:		"La Central No.1" ** (Head of the Group)
Title:		196,108
Concessionaire:		ONC de México, S.A. de C.V.
Type:		Exploitation
Surface:		81.2560 hectares
Duration:		September 23, 1992 to September 22, 2042
Location:	Municipality:	Sahuaripa
	State:	Sonora
PRM registration	Volume:	13
	Pages:	42 and 43
	Number:	74
	Book:	Mining Acts, Contracts and Agreements
	Date:	April 30th, 2001
Liens or contracts:

a)

Temporary occupation in favor of Minera San Augusto, S.A. de C.V. of a surface of 18.2500 hectares of land, as long as this concession is in force, registered on January 15, 1993 under Number 87, Page 70, Volume I of the Expropriations, Temporary Occupations and Easements Book.

b)

Pledged in favor of Minera San Augusto, the pledge agreement is registered at the GMB, effective as of April 30th, 2001 under number 75, pages 42 and 43, volume 13 of the Acts, Agreements and Mining Covenants Book.

Surface tax payments:

According with verbal information provided by officers from the GMB, the .payment regarding the second semester 2001 is due, we have already submitted a response to the official office requesting this payment, in which we proof payment.

Work assessment report:

According with verbal information provided by officers from the GMB, it is current, but the report for 2000, was not submitted on time, therefore, Minera San Augusto will have to pay a fine and submit to the Public Registry of Mines the mineral sales invoices. Notwithstanding the foregoing, we have evidence that the report was submitted timely.

Lot:		"El Victor de Mulatos" **
Title:		196,110
Concessionaire:		ONC de México, S.A. de C.V.
Type:		Exploitation
Surface:		18 hectares
Duration:		September 23, 1992 to September 22, 2017
Location:	Municipality:	Sahuaripa
	State:	Sonora
PRM registration	Volume:	13
	Pages:	42 and 43
	Number:	74
	Book:	Mining Acts, Contracts and Agreements
	Date:	April 30th, 2001
Liens or contracts:

a)

Temporary occupation in favor of Minera San Augusto, S.A. de C.V. of a surface of 18 hectares, as long as this concession is in force, registered on January 15, 1993 under Number 88, Page 71, Volume 1 of the Expropriations, Temporary Occupations and Easements Book.

b)

Pledged in favor of Minera San Augusto, the pledge agreement is registered at the GMB, effective as of April 30th, 2001 under number 75, pages 42 and 43, volume 13 of the Acts, Agreements and Mining Covenants Book.

Surface tax payments:

According with verbal information provided by officers from the GMB, the payment regarding the second semester 2001 is due, we have already submitted a response to the official office requesting this payment, in which we proof payment.

Work assessment report:

According with verbal information provided by officers from the GMB, it is current, but the report for 2000, was not submitted on time, therefore, Minera San Augusto will have to pay a fine and submit to the Public Registry of Mines the mineral sales invoices. Notwithstanding the foregoing, we have evidence that the report was submitted timely.

Lot:		"San Carlos" **
Title:		196,112
Concessionaire:		ONC de México, S.A. de C.V.
Type:		Exploitation
Surface:		9 hectares
Duration:		September 23, 1992 to September 22, 2017
Location:	Municipality:	Sahuaripa
	State:	Sonora
PRM registration	Volume:	13
	Pages:	42 and 43
	Number:	74
	Book:	Mining Acts, Contracts and Agreements
	Date:	April 30th, 2001
Liens or contracts:

a)

Temporary occupation in favor of Minera San Augusto, S.A. de C.V. of a surface of 9 hectares of land, as long as this concession is in force, registered on January 15, 1993 under Number 95, Page 74, Volume I of the Expropriations, Temporary Occupations and Easements Book.

b)

Pledged in favor of Minera San Augusto, the pledge agreement is registered at the GMB, effective as of April 30th, 2001 under number 75, pages 42 and 43, volume 13 of the Acts, Agreements and Mining Covenants Book.

Surface tax payments:

According with verbal information provided by officers from the GMB, the payment regarding the second semester 2001 is due, we have already submitted a response to the official office requesting this payment, in which we proof payment.

Work assessment report:

According with verbal information provided by officers from the GMB, it is current, but the report for 2000, was not submitted on time, therefore, Minera San Augusto will have to pay a fine and submit to the Public Registry of Mines the mineral sales invoices. Notwithstanding the foregoing, we have evidence that the report was submitted timely.

Lot:		"La Central" **
Title:		196,111
Concessionaire:		ONC de México, S.A. de C.V.
Type:		Exploitation
Surface:		96 hectares
Duration:		September 23, 1992 to September 22, 2042
Location:	Municipality:	Sahuaripa
	State:	Sonora
PRM registration	Volume:	13
	Pages:	42 and 43
	Number:	74
	Book:	Mining Acts, Contracts and Agreements
	Date:	April 30th, 2001
Liens or contracts:

a)

Temporary occupation in favor of Minera San Augusto, S.A. de C.V. of a surface of 96 hectares, as long as this concession is in force, registered on January 15, 1993 under Number 97, Page 76, Volume I of the Expropriations, Temporary Occupations and Easements Book.

b)

Pledged in favor of Minera San Augusto, the pledge agreement is registered at the GMB, effective as of April 30th, 2001 under number 75, pages 42 and 43, volume 13 of the Acts, Agreements and Mining Covenants Book.

Surface tax payments:

According with verbal information provided by officers from the GMB, the payment regarding the second semester 2001 is due, we have already submitted a response to the official office requesting this payment, in which we proof payment.

Work assessment report:

According with verbal information provided by officers from the GMB, it is current, but the report for 2000, was not submitted on time, therefore, Minera San Augusto will have to pay a fine and submit to the Public Registry of Mines the mineral sales invoices. Notwithstanding the foregoing, we have evidence that the report was submitted timely.

Lot:		"Mirtha" **
Title:		206,755
Concessionaire:		ONC de México, S.A. de C.V.
Type:		Exploitation
Surface:		470.3190 hectares
Duration:		March 12, 1998 to March 11, 2048
Location:	Municipality:	Sahuaripa
	State:	Sonora
PRM registration	Volume:	13
	Pages:	42 and 43
	Number:	74
	Book:	Mining Acts, Contracts and Agreements
	Date:	April 30th, 2001
Liens or contracts:

Pledged in favor of Minera San Augusto, the pledge agreement is registered at the GMB, effective as of April 30th, 2001 under number 75, pages 42 and 43, volume 13 of the Acts, Agreements and Mining Covenants Book.

Surface tax payments:

According with verbal information provided by officers from the GMB, the payment regarding the second semester 2001 is due, we have already submitted a response to the official office requesting this payment, in which we proof payment.

Work assessment report:

According with verbal information provided by officers from the GMB, it is current, but the report for 2000, was not submitted on time, therefore, Minera San Augusto will have to pay a fine and submit to the Public Registry of Mines the mineral sales invoices. Notwithstanding the foregoing, we have evidence that the report was submitted timely.

Lot:		"Tequila" **
Title:		206,724
Concessionaire:		ONC de México, S.A. de C.V. *
Type:		Exploitation
Surface:		18.7440 hectares
Duration:		March 12, 1998 to March 11, 2048
Location:	Municipality:	Sahuaripa
	State:	Sonora
PRM registration	Volume:	13
	Pages:	42 and 43
	Number:	74
	Book:	Mining Acts, Contracts and Agreements
	Date:	April 30th, 2001
Liens or contracts:

Pledged in favor of Minera San Augusto, the pledge agreement is registered at the GMB, effective as of April 30th, 2001 under number 75, pages 42 and 43, volume 13 of the Acts, Agreements and Mining Covenants Book.

Surface tax payments:

According with verbal information provided by officers from the GMB, the payment regarding the second semester 2001 is due, we have already submitted a response to the official office requesting this payment, in which we proof payment.

Work assessment report:

According with verbal information provided by officers from the GMB, it is current, but the report for 2000, was not submitted on time, therefore, Minera San Augusto will have to pay a fine and submit to the Public Registry of Mines the mineral sales invoices. Notwithstanding the foregoing, we have evidence that the report was submitted timely.

Lot:		"El Jaspe" **
Title:		209,714
Concessionaire:		ONC de México, S.A. de C.V.
Type:		Exploitation
Surface:		78 hectares
Duration:		August 3, 1999 to August 2, 2049
Location:	Municipality:	Sahuaripa
	State:	Sonora
PRM registration	Volume:	13
	Pages:	42 and 43
	Number:	74
	Book:	Mining Acts, Contracts and Agreements
	Date:	April 30th, 2001
Liens or contracts:

Pledged in favor of Minera San Augusto, the pledge agreement is registered at the GMB, effective as of April 30th, 2001 under number 75, pages 42 and 43, volume 13 of the Acts, Agreements and Mining Covenants Book.

Surface tax payments:

According with verbal information provided by officers from the GMB, the payment regarding the second semester 2001 is due, we have already submitted a response to the official office requesting this payment, in which we proof payment.

Work assessment report:

According with verbal information provided by officers from the GMB, it is current, but the report for 2000, was not submitted on time, therefore, Minera San Augusto will have to pay a fine and submit to the Public Registry of Mines the mineral sales invoices. Notwithstanding the foregoing, we have evidence that the report was submitted timely.

Lot:		"San Lorenzo" **
Title:		210,493
Concessionaire:		ONC de México, S.A. de C.V.
Type:		Exploitation
Surface:		60 hectares
Duration:		October 8, 1999 to October 7, 2049
Location:	Municipality:	Sahuaripa
	State:	Sonora
PRM registration	Volume:	13
	Pages:	42 and 43
	Number:	74
	Book:	Mining Acts, Contracts and Agreements
	Date:	April 30th, 2001
Liens or contracts:

Pledged in favor of Minera San Augusto, the pledge agreement is registered at the GMB, effective as of April 30th, 2001 under number 75, pages 42 and 43, volume 13 of the Acts, Agreements and Mining Covenants Book.

Surface tax payments:

According with verbal information provided by officers from the GMB, the payment regarding the second semester 2001 is due, we have already submitted a response to the official office requesting this payment, in which we proof payment.

Work assessment report:

According with verbal information provided by officers from the GMB, it is current, but the report for 2000, was not submitted on time, therefore, Minera San Augusto will have to pay a fine and submit to the Public Registry of Mines the mineral sales invoices. Notwithstanding the foregoing, we have evidence that the report was submitted timely.

Lot:

"Salamandra Fraccion 1"
(This concession is a result of the reduction of the Lot "La Salamandra", which without the request of the concessionaire, the GMB took out from the grouping under the name of "La Central No. 1"

Title:		212,185
Concessionaire:		ONC de México, S.A. de C.V.
Type:		Exploitation
Surface:		8072.6559 hectares
Duration:		September 22, 2000 to August 29, 2046
Location:	Municipality:	Sahuaripa
	State:	Sonora
PRM registration	Volume:	13
	Pages:	42 and 43
	Number:	74
	Book:	Mining Acts, Contracts and Agreements
	Date:	April 30th, 2001
Liens or contracts:

Pledged in favor of Minera San Augusto, the pledge agreement is registered at the GMB, effective as of April 30th, 2001 under number 75, pages 42 and 43, volume 13 of the Acts, Agreements and Mining Covenants Book.

Surface tax payments:		According to verbal information provided by officers from the GMB, they do not have notice of any tax payment. We have submitted a writing by which second semester 2001 tax payment is proved.
Work assessment report:

By mistake, the GMB did not registered the timely fulfillment of this obligation, due to the fact that the work assessment report was submitted within the "La Central No. 1" grouping report. We have evidence of its fulfillment.

Lot:

"Salamandra Fraccion 2"
(This concession is a result of the reduction of the Lot "La Salamandra", which without the request of the concessionaire, the GMB took out from the grouping under the name of "La Central No. 1"

Title:		212,186
Concessionaire:		ONC de México, S.A. de C.V. *
Type:		Exploitation
Surface:		1161.5005 hectares
Duration:		September 22, 2000 to August 29, 2046
Location:	Municipality:	Sahuaripa
	State:	Sonora
PRM registration	Volume:	13
	Pages:	42 and 43
	Number:	74
	Book:	Mining Acts, Contracts and Agreements
	Date:	April 30th, 2001
Liens or contracts:

Pledged in favor of Minera San Augusto, the pledge agreement is registered at the GMB, effective as of April 30th, 2001 under number 75, pages 42 and 43, volume 13 of the Acts, Agreements and Mining Covenants Book.

Surface tax payments:

According with verbal information provided by officers of the GMB, this lot just paid $67,481 for the second semester of 2001, when according to their files this lot had to pay a total amount of $99,713.00 pesos, therefore $21,374 pesos is due.

Work assessment report:

By mistake, the GMB did not registered the timely fulfillment of this obligation, due to the fact that the work assessment report was submitted within the "La Central No.1" grouping report. We have evidence of its fulfillment.

Lot:

"Salamandra Fraccion 3"
(This concession is a result of the reduction of the Lot "La Salamandra", which without the request of the concessionaire, the GMB took out from the grouping under the name of "La Central No. 1")

Title:		212,187
Concessionaire:		ONC de México, S.A. de C.V. *
Type:		Exploitation
Surface:		604 hectares
Duration:		September 22, 2000 to August 29, 2046
Location:	Municipality:	Sahuaripa
	State:	Sonora
PRM registration	Volume:	13
	Pages:	42 and 43
	Number:	74
	Book:	Mining Acts, Contracts and Agreements
	Date:	April 30th, 2001
Liens or contracts:

Pledged in favor of Minera San Augusto, the pledge agreement is registered at the GMB, effective as of April 30th, 2001 under number 75, pages 42 and 43, volume 13 of the Acts, Agreements and Mining Covenants Book.

Surface tax payments:		According to verbal information provided - by officers of the GMB, this lot paid in excess $365,124.00 pesos for the first semester and $575,006.00 pesos for the second semester 2000.
Work assessment report:

By mistake, the GMB did not registered the timely fulfillment of this obligation, due to the fact that the work assessment report was submitted within the "La Central No. 1" grouping report. We have evidence of its fulfillment.

Lot:		"San Lorenzo" **
Title:		211,573
Concessionaire:		ONC de México, S.A. de C.V. *
Type:		Exploitation
Surface:		15.616 hectares
Duration:		June 16, 2000 to June 15, 2050
Location:	Municipality:	Sahuaripa
	State:	Sonora
PRM registration	Volume:	13
	Pages:	42 and 43
	Number:	74
	Book:	Mining Acts, Contracts and Agreements
	Date:	April 30th, 2001
Liens or contracts:

Pledged in favor of Minera San Augusto, the pledge agreement is registered at the GMB, effective as of April 30th, 2001 under number 75, pages 42 and 43, volume 13 of the Acts, Agreements and Mining Covenants Book.

Surface tax payments:		According with verbal information provided by officers from the GMB, second semester 2001 tax payment is due. Notwithstanding the foregoing, we have evidence that the payment was executed timely.
Work assessment

According with verbal information provided by officers from the GMB, it is current, but the report for 2000, was not submitted on time, therefore, Minera San Augusto will have to pay a fine and submit to the Public Registry of Mines the mineral sales invoices. Notwithstanding the foregoing, we have evidence that the report was submitted timely.

Notes:

The title of this concession indicates as surface of this lot 15.616 has., meanwhile the application to obtain the same concession only referred to 15.2626 has. (a smaller surface). The exploration mining concession from where this exploitation concession derives was of 15.2626 has. Therefore, it is evident that there is a typo in the surface mentioned in this title 211,573, that should be corrected.

Lot:		"Capulin 2"
Title:		196,126
Concessionaire:		ONC de México, S.A. de C.V.
Type:		Exploitation
Surface:		12.0084 hectares
Duration:		September 23, 1992 to September 22, 1995
Location:	Municipality:	Sahuaripa
	State:	Sonora
PRM registration	Volume:	13
	Pages:	42 and 43
	Number:	74
	Book:	Mining Acts, Contracts and Agreements
	Date:	April 30th, 2001
Liens or contracts:

Pledged in favor of Minera San Augusto, the pledge agreement is registered at the . GMB, effective as of April 30th, 2001 under number 75, pages 42 and 43, volume 13 of the Acts, Agreements and Mining Covenants Book.

Surface tax payments:		According with verbal information provided by officers from the GMB, the second semester 2001 tax payment is due. Notwithstanding the foregoing, we have evidence that the payment was executed timely.
Work assessment report:

According with verbal information provided by officers from the GMB, the report regarding 1998 and 1999 has not been submitted. The report regarding 2000 was not submitted on time, therefore the concessionaire will have to pay a fine. Notwithstanding the foregoing, we have evidence that the report for 2000 was submitted timely.

Notes:

An application to turn this exploration concession into an exploitation concession was submitted at the GMB under file 4/1.3-1634. According with verbal information provided by officers from the GMB, the exploitation title will be issued at the beginning of next year.

Lot:		"El Marrano"
Title:		199,064
Concessionaire:		ONC de México, S.A. de C.V. *
Type:		Exploitation
Surface:		434 hectares
Duration:		February 28, 1994 to February 27, 2000
Location:	Municipality:	Sahuaripa
	State:	Sonora
PRM registration	Volume:	13
	Pages:	42 and 43
	Number:	74
	Book:	Mining Acts, Contracts and Agreements
	Date:	April 30th, 2001
Liens or contracts:

Pledged in favor of Minera San Augusto, the pledge agreement is registered at the GMB, effective as of April 30th, 2001 under number 75, pages 42 and 43, volume 13 of the Acts, Agreements and Mining Covenants Book.

Surface tax payments:		According with verbal information provided by officers from the GMB, the second semester 2001 tax payment is due. Notwithstanding the foregoing, we have evidence that the payment was executed timely.
Work assessment report:

According with verbal information provided by officers from the GMB, the report regarding 1998 and 1999 was not submitted. The report regarding 2000 was not submitted on time, therefore the concessionaire will have to pay a fine. Notwithstanding the foregoing, we have evidence that the report for 2000 was submitted timely.

Notes:

An application to turn this exploration concession into an exploitation concession was submitted at the GMB under file 4/1.3-2004. According with verbal information provided by officers from the GMB, the exploitation title will be issued at the beginning of next year.

Lot:		"Los Compadres"
Title:		201,674
Concessionaire:		ONC de México, S.A. de C.V.
Type:		Exploitation
Surface:		10 hectares
Duration:		October 11, 1995 to October 10, 2001
Location:	Municipality:	Sahuaripa
	State:	Sonora
PRM registration	Volume:	13
	Pages:	42 and 43
	Number:	74
	Book:	Mining Acts, Contracts and Agreements
	Date:	April 30th, 2001
Liens or contracts:

Pledged in favor of Minera San Augusto, the pledge agreement is registered at the GMB, effective as of April 30th, 2001 under number 75, pages 42 and 43, volume 13 of the Acts, Agreements and Mining Covenants Book.

Surface tax payments:		According with verbal information provided by officers from the GMB, the second semester 2001 is due. Notwithstanding the foregoing, we have evidence that the payment was executed timely.
Work assessment report:

According with verbal information provided by officers from the GMB, reports for 1998, 1999 and 2000 have not been submitted. Notwithstanding the foregoing, we have evidence that the report for 2000 was submitted timely.

Notes:

This exploration concession was to be turned into an exploitation concession before October 2001 and according with verbal information provided by officers from the GMB said application was never submitted to the PRM therefore this concession is going to be cancelled.

Lot:		"El Carricito"
Title:		206,895
Concessionaire:		ONC de México, S.A. de C.V.*
Type:		Exploitation
Surface:		2,176.8440 hectares
Duration:		April 3, 1998 to April 2, 2004
Location:	Municipality:	Yecora
	State:	Sonora
PRM registration	Volume:	13
	Pages:	42 and 43
	Number:	74
	Book:	Mining Acts, Contracts and Agreements
	Date:	April 30th, 2001
Liens or contracts:

Pledged in favor of Minera San Augusto, the pledge agreement is registered at the GMB, effective as of April 30th, 2001 under number 75, pages 42 and 43, volume 13 of the Acts, Agreements and Mining Covenants Book.

Surface tax payments:		According with verbal information provided by officers from the GMB, the second semester 2001 tax payment is due. Notwithstanding the foregoing, we have evidence that the payment was executed timely.
Work assessment report:

According with verbal information provided by officers from the GMB, the report for 2000 was not submitted on time, therefore the concessionaire will have to pay a fine. Notwithstanding the foregoing, we have evidence that the report for 2000 was submitted timely.

Lot:		"El Carricito 2"
Title:		212,507
Concessionaire:		ONC de México, S.A. de C.V. *
Type:		Exploitation
Surface:		100 hectares
Duration:		October 31, 2000 to October 30, 2006
Location:	Municipality:	Yecora
	State:	Sonora
PRM registration	Volume:	13
	Pages:	42 and 43
	Number:	74
	Book:	Mining Acts, Contracts and Agreements
	Date:	April 30th, 2001
Liens or contracts:

Pledged in favor of Minera San Augusto, the pledge agreement is registered at the GMB, effective as of April 30th, 2001 under number 75, pages 42 and 43, volume 13 of the Acts, Agreements and Mining Covenants Book.

Surface tax payments:		According with information provided by officers from the GMB, the second semester 2001 tax payment is due. Notwithstanding the foregoing, we have evidence that the payment was executed timely.
Work assessment report:		Is current.

Lot:		"Continuacion de Virgencita"**
Title:		190,634
Concessionaire:		ONC de México, S.A. de C.V.*
Type:		Exploitation
Surface:		100 hectares
Duration:		April 29, 1991 to April 28, 2041
Location:	Municipality:	Sahuaripa
	State:	Sonora
PRM registration	Volume:	13
	Pages:	42 and 43
	Number:	74
	Book:	Mining Acts, Contracts and Agreements
	Date:	April 30th, 2001
Liens or contracts:

Temporary occupation in favor of Mr. Gilberto Ocana Garcia of a surface of 20 hectares of land owned by Ejido Mulatos, Municipality of Sahuaripa, Sonora, as long as this concession is in force, registered on January 15, 1993, under Number 90, Pages 72, Volume I of the Expropriations, Temporary Occupations and Easements Book.

Temporary occupation in favor of this concession of a surface of 10 hectares of land owned by Ejido Mulatos, Municipality - of Sahuaripa, Sonora, as long as this concession is in force, registered on February 4, 1998 under Number 9, Pages 5, Volume I of the Temporary Occupations and Easements Book.

Temporary occupation in favor of this concession of a surface of 5 hectares of land owned by Ejido Mulatos, Municipality of Sahuaripa, Sonora, as long as the concession is in force, registered on February 4, 1998 under Number 10, Pages 5, Volume I of the Temporary Occupations and Easements Book.

Surface tax payments:		According with verbal information provided by officers from the GMB, the second semester 2001 tax payment is due. Notwithstanding the foregoing, we have evidence that the payment was executed timely.
Work assessment report:

According with verbal information provided by officers from the GMB, it is current, but the report for 2000, was not submitted on time, therefore, Minera San Augusto will have to pay a fine and submit to the Public Registry of Mines the mineral sales invoices.

Lot:		"Alejandra"
Title:		195,464
Concessionaire:		ONC de México, S.A. de C.V.
Type:		Exploitation
Surface:		406.8821 hectares
Duration:		September 14, 1992 to September 13, 1998
Location:	Municipality:	Sahuaripa
	State:	Sonora
PRM registration	Volume:	13
	Pages:	42 and 43
	Number:	74
	Book:	Mining Acts, Contracts and Agreements
	Date:	April 30th, 2001
Liens or contracts:

Pledged in favor of Minera San Augusto, the pledge agreement is registered at the GMB, effective as of April 30th, 2001 under number 75, pages 42 and 43, volume 13 of the Acts, Agreements and Mining Covenants Book.

Surface tax payments:		According with verbal information provided by officers from the GMB, the second semester tax payment is due. Notwithstanding the foregoing, we have evidence that the payment was executed timely.
Work assessment report:

According with verbal information provided by officers from the GMB, the report for 1999 has not been submitted, nor 2000. Notwithstanding the foregoing, we have evidence that the report for 2000 was submitted timely.

Notes:

An application to turn this exploration concession into an exploitation concession was submitted at the GMB under file 4/1.3-1632. According with verbal information provided by officers from the GMB, the exploitation title will be issued at the beginning of next year.

Lot:		"Cerro Pelon"
Title:		213,670
Concessionaire:		Minera San Augusto, S.A. de C.V.
Type:		Exploitation
Surface:		500 hectares
Duration:		June 06, 2001 to June 07, 2007
Location:	Municipality:	Sahuaripa
	State:	Sonora
PRM registration	Volume:	319
	Pages:	125
	Number:	250
	Book:	Mining Concessions
	Date:	June 8th, 2001
Liens or contracts:

Through a duly registered before the GMB Assignment Agreement, executed as of March 23, 2001, this mining concession, which at that time was an application for concession, MSA promised to assign the mining concession once it was titled as a concession. The Assignment Agreement legally binds MSA to formalize the Assignment of the Concession to ONC. We are waiting to receive the Mining Concession Agreement duly executed by MSA representative to be registered before the GMB.

Surface tax payments:		It is current.
Work assessment report:		The first report should be filed in May of 2002.

Lot:	"Cerro Pelon 2"
Title:	The GMB has not issued the title of mining concession, this lot stills being a application for mining concession.
Concessionaire:	Minera San Augusto, S.A. de C.V. applied for this concession. And as soon as the title is submitted it will assign us the mining concession.
Liens or contracts:

Through a duly registered before the GMB Assignment Agreement, executed as of march 23, 2001. MSA promised to assign the mining concession once it was titled as a concession. The Assignment Agreement legally binds MSA to formalize the Assignment of the Concession to ONC. We are waiting the GMB to issue the title of Mining Concession regarding this Lot to proceed with the assignment in favor of ONC.

PART II

All liens, charges or encumbrances not described in Part I of Schedule "A" concerning the Properties including without limiting the foregoing, all additional title defects or deficiencies relating to a failure to pay all required surface taxes, filing of reports, payment of fines or other payments required to be made under Mexican Law in connection with the Properties as described in the title report dated December 20, 2001 from Larios Rodriguez del Bosque y de Bien and Enrique Rodriguez del Bosque attached as Exhibit "I" to Schedule "A".

SCHEDULE "B"

ASSET PURCHASE AGREEMENT

[Asset Purchase Agreement dated December 21, 2000 among Minera San Augusto, Minas de Oro Nacional (then known as O.M.C. de Mexico S.A. de C.V.) and National Gold Corporation]

SCHEDULE "C"

PRE-PARTICIPATION PROGRAM

The Pre-Participation program will entail the mobilization and installation of equipment, creation of the necessary infrastructure, mining, processing, and leaching activities, coupled with the necessary control and measurement facilities including shipping precious metals concentrated on carbon obtained from the program to Idaho for further processing.

The Pre-Participation Program will further involve experimenting with mining and processing and leaching activities in order to determine the best methods and machinery to use in these activities. This information will be used in planning and then constructing an operation that will be capable of demonstrating the economic viability of the property.

The Pre-Participation program will be specifically designed to obtain sufficient information to facilitate financing of the scale of operation to be conducted on the Properties following Participation. Consequently, a significant buildup in the scale of operations should follow Participation.

SCHEDULE "D"

LEACH PERMITS

All permits, licenses and authorities which may be necessary or desirable to enable AML to carry out and complete the leach test which comprises part of the Initial Program, in compliance with all applicable laws, rules and regulations of competent authority.

SCHEDULE "E"

NET SMELTER RETURNS ROYALTY

34.

The 1.5% Net Smelter Royalty (the "Royalty") which may be payable to ONCM or MB pursuant to subsection 10.5 (hereinafter in either case called the "Payee") by the remaining Participant (hereinafter called the "Payor") will be calculated and paid in accordance with the terms of this Schedule "E".

35.

The Net Smelter Revenue will be calculated on a calendar year basis and will be equal to Gross Revenue (as hereinafter defined) less Permissible Deductions (as hereinafter defined) for each such year.

36.

In this Schedule the following words have the following meanings:

1.

"

Gross Revenue" means the aggregate of the following revenues (without duplication) received or accrued in each quarterly period:

1.

the revenue from arm’s length purchasers of all Products;

2.

the fair market value of all Products sold to persons not dealing at arm’s length with the Payor; and

3.

any proceeds of insurance on Products;

2.

"Products" means all ores, concentrates, minerals and refined or semi-refined products produced from the Properties;

3.

"Permissible Deductions" means the aggregate of the following charges (without duplication) that are paid or accrued with respect to the Properties in each quarterly period:

1.

sales charges levied by any sales agent on the sale of Products,

2.

transportation costs for Products from the Properties to the place of benefaction, processing or treatment and thence to the place of delivery of Products to a purchaser thereof, including shipping, freight, handling and forwarding expenses,

3.

all costs, expenses and charges of any nature whatsoever which are either paid or incurred in connection with refinement or benefaction of Products, including all smelter and refinery charges and all weighing, sampling, assaying, representation and storage costs, any umpire charges, and any penalties charged by the processor, refinery or smelter, but not including mining, milling or concentration charges paid or incurred with respect to Products, and

4.

"Properties" means the Properties described in Schedule "A".

37.

For greater certainty, and without limiting the generality of the foregoing, all charges deducted by an arm’s length purchaser of ores or concentrates whether for smelting, treatment, handling, refining, storage or any other operation on or service relating to the Products that occurs after the point of sale shall be considered to be legitimate deductions in arriving at the Net Smelter Revenue amount.

38.

The Royalty will be calculated and paid in quarterly installments within 60 days after the end of each calendar quarter. Smelter settlement sheets, if any, and a statement setting forth calculations in sufficient detail to show the payment’s derivation must be submitted with the payment.

39.

As soon as possible after the end of each calendar year the quarterly installments paid will be reconciled with the amount that should have been paid for the year and positive or negative adjustments will be made to the Royalty payment for the succeeding quarter accompanies by a statement (the "Statement") showing in reasonable detail the calculation thereof.

40.

Subject to the adjustment provisions of this Schedule "E", all Royalty payments will be considered final and in full satisfaction of all obligations of the Payor with respect thereto, unless the Payee delivers to the Payor a written notice ("Objection Notice") describing and setting forth a specific objection to the calculation thereof within sixty (60) days after receipt by Payee of this Statement. If Payee objects to a particular Statement as herein provided, Payee will, for a period of sixty (60) days after the Payor’s receipt of such Objection Notice, have the right, upon reasonable notice and at a reasonable time, to have the Payor’s accounts and records relating to the calculation of the Royalty in question audited by the auditors of the Payor. If such audit determines that there has been or an excess in the payment made to Payee, such deficiency or excess will be resolved by adjusting the next quarterly Royalty payment due hereunder. Payee will pay all the costs and expenses of such audit unless a deficiency of five (5%) percent or more of the amount due is determined to exist. The Payor will pay the costs and expenses of such audit if a deficiency of five (5%) percent or more of the amount due is determined to exist. All books and records used and kept by the Payor to calculate the Royalty due hereunder will be kept in accordance with Canadian generally accepted accounting principles. Failure on the part of Payee to make claim against the Payor for adjustment in such sixty (60) day period by delivery of an Objection Notice will conclusively establish the correctness and sufficiency of the statement and Royalty payments for such year, and forever preclude the filing of exceptions thereto or making of claims for adjustment thereon by Payee. Nothing herein will limit Payee’s rights arising out of fraud.

41.

This Royalty shall be subject to forfeiture and shall be null and void and of no further force and effect if the Vendor realizes upon any of its security as provided for in the Asset Purchase Agreement or in connection therewith including, without limitation, the exercise by the Vendor of any option to acquire shares of ONCM or MB.

42.

Until such time that all consideration payable under the Asset Purchase Agreement has been satisfied in full and the Asset Purchase Agreement is otherwise in good standing, neither the Payor nor the Payee may assign or transfer, whether absolutely, by way of security or otherwise, all or any part of its respective rights or obligations under this Royalty without the prior written consent of the Vendor. Any purported assignment or transfer in contravention of the foregoing shall be of no force and effect.

43.

Until such time that all consideration payable under the Asset Purchase Agreement has been satisfied in full and the Asset Purchase Agreement is otherwise in good standing, the Payor and the Payee will not file, enter, record, register, deposit or otherwise have noted this Royalty in any registry or office of public record, including, without limitation, in the records of the Dirección General de Minas, the General Bureau of Mines responsible for recording title to mineral concessions in the state of Sonora in the United Mexican States.

SCHEDULE "F"

PAYMENTS AND PAYMENT DATES

UNDER ASSET PURCHASE AGREEMENT

NATIONAL GOLD CORPORATION

SCHEDULE F

1.

The capital payments for the purchase of the property payable to a subsidiary of Placer Dome Inc. which is Tenedoramex, S.A. de C.V. ("T-Mex") and to Kennecott Minerals Company. The schedule of remaining Payments consist of C$10.25 million of principal payments to be made without interest as follows:

*

C$1.0 million of Promissory Notes on the earlier of December 31st, 2008 or 60 days after the date upon which the 6 month trailing average of gold price averages $US300.00/ounce.

*

C$1.75 million of Promissory Notes on the earlier of December 31st, 2008 or 60 days after the date upon which the 9 month trailing average of the gold price averages $US300.00/ounce.

*

The remaining C$7.5 million, secured by a debenture, is due and payable on the earlier of December 31st, 2010 or within 90 days of anytime after Oct 1st, 2004 that the 9 month trailing average of the gold price averages $325.00/ounce. National can at its option prepay the debenture at the end of the second year for a reduction of C$2.0 million or on a prorata basis until Dec 31st, 2004.

On production, minimum capital payments will be required on a per ounce of gold produced basis as follows:

US$5.00/oz with gold at or below US$275
US$7.50/oz with gold > US$275 and < or = US$300
US$10.00/oz with gold >US$300 and < or = US$325
US$12.50/oz with gold >US$325 and < or = US$350
US$15.00/oz with gold > US$350

A reserve against future royalty payments (Quarterly Royalty Reserve) is payable as follows:

C$25,000/quarter with gold at or below US$275.
C$75,000/quarter with gold >US$275/oz and < or = US$325/oz
C$112,500/quarter with gold >US$325/oz and < or = US$350
C$150,000/quarter with gold >US$350/oz

At National Gold’s option the reserve may be applied against capital payments when due.

The second category is:

2.

Mining Concession Taxes and Surface Rights Payments.

2. a)

The Mining Concession Taxes are paid twice each year. Once in January and again in June. The amount is based on the type of concession and the age of the concession. For the year 2002 taxes due on the Salamandra Property concessions will total about $67,500 Canadian in January of this year and about $67,500 Canadian again in June of this year. The exact amount is calculated when the mining bureau post the rates adjusted for inflation. We are awaiting the posting to calculate the January payment.

2. b)

The Surface Rights Payments are based on an agreement covering 2630 ha. of surface rights. The amount paid is based on the number of hectares used or needed. For the year 2002 there are 352 hectares being used for a total cost for 2002 of $84,525 Canadian. This amount has been paid by O.N.C. de Mexico S.A. de C.V. ("ONCM") a wholly owned subsidiary of National Gold Corporation. It is anticipated that the 352 hectares will be sufficient for the next 3 to 5 years.

SCHEDULE "G"

FORM OF VENDOR’S CONSENT

TO:

National Gold Corporation ("NG") and O.N.C. de Mexico, S.A. de C.V. ("ONCM", and together with NG, "National Gold")

AND TO:

Alamos Mineral Ltd. ("AML) and Minera Bienvenidos S.A. de C.V. ("MB")

RE:

Asset Purchase Agreement – Sections 4.8, 4.9, and 9.17

WHEREAS National Gold requires the consent of each of Tenedoramex S.A. de C.V. ("T-Mex") and Kennecott Minerals Company ("Kennecott", and together with T-Mex, the "Vendors") as required by the asset purchase agreement among National Gold and the Vendors (as Assignees of Minera San Augusta, S.A. de C.V.) dated December 21, 2000, as amended March 23, 2001 and August 21, 2001 (the "Agreement") to the granting of an option (the "Option") to acquire an interest in certain assets pursuant to an option and joint venture agreement among National Gold, Alamos Minerals Ltd. ("AML") and Minera Bienvenidos S.A. de C.V. ("MB", and together with AML, "Alamos") dated as of October 17, 2001 (the "Option Agreement"), pursuant to inter alia Sections 1.1(6), 1.1(pp), 2.2(f), and 5.1 of the Agreement, the Vendors hereby conditionally consent to the granting of the Option to MB in accordance with the terms of the Option Agreement. This consent is conditional upon Alamos jointly and severally assuming all liabilities and obligations of National Gold under the Asset Purchase Agreement (as defined in the Option Agreement) and upon the delivery to the Vendors prior to the exercise of the Option of the following documents, each duly authorized, executed and delivered by Alamos and MB in form and substance acceptable to the Vendors and the Vendors’ counsel in their sole discretion:

1.

the Agreement;

2.

each of the Promissory Notes and Debentures (each as defined in the Agreement) outstanding at the time of exercise of the Option;

3.

the RTE (as defined in the Agreement);

4.

share option agreements from each shareholder of MB granting the Vendors the option to acquire all of the shares of MB, such agreements to be substantially in the form of the Share Option Agreement between National Gold and T-Mex dated March 23, 2001;

5.

a share pledge agreement pledging all of the shares of MB to the Vendors;

6.

one or more share certificates representing all of the issued and outstanding shares of MB duly endorsed for transfer;

7.

an irrevocable power of attorney from each shareholder of MB to endorse shares for transfer on default;

8.

a proxy from each shareholder of MB to vote all shares of MB for the purpose of electing a new secretary of MB;

9.

a security agreement in registerable form evidencing the Vendors’ security interest in the Mulatos Project (as defined in the Agreement);

10.

the Blanket Guarantee (as defined in the Agreement);

11.

a general security agreement evidencing the Vendors’ security interest in the assets of AML;

12.

a Certificate Evidencing Assumption of Liabilities in substantially the form of the Certificate Evidencing Assumption of Liabilities from ONCM to Minera San Augusto, S.A. de C.V. dated December 21, 2000;

13.

a letter acknowledging Alamos’ obligations pursuant to section 19 of the Second Amendment Agreement dated August 21, 2001, among the Vendors, National Gold and Albert Matter;

14.

all amendments, supplements, modifications, extensions or other restatements of the foregoing from time to time;

15.

an opinion of counsel to Alamos addressed to the Vendors and counsel to the Vendors in respect of those matters the Vendors may require; and

16.

all such other assurances, consents, agreements, documents, certificates and instruments as the Vendors may require.

This consent is conditional upon the delivery by Alamos to the Vendors of a duly authorized, executed and delivered indemnity and access agreement to be dated as of the date hereof in form and substance acceptable to the Vendors in their sole discretion.

This consent is further subject to all of the rights of the Vendors under the Agreement and related documents, including without limitation the right to enter into and take possession of the Concessions and other property as defined in the Agreement upon default by the Corporations.

The Vendors have not reviewed any of the schedules to the Option Agreement other than the schedule containing the form of this consent. The Vendors make no representations, warranties or covenants in relation to the Option Agreement. This consent does not amend, waive, modify or otherwise limit the Agreement and the rights of the Vendors thereunder in any way. The relationship between the Corporations and the Vendors shall continue to be governed by the terms of the Agreement.

DATED as of ___________________, 2002.

TENEDORAMEX S.A. de C.V.

KENNECOTT MINERALS COMPANY

By:

By:

Authorized Signatory

Authorized Signatory

TABLE OF CONTENTS

Page

1.

DEFINITIONS

2

2.

EFFECTIVENESS; REPRESENTATIONS AND WARRANTIES

9

3.

COVENANTS OF NATIONAL GOLD

11

4.

PRE-PARTICIPATION PROGRAM

12

5.

OPTION, RIGHT OF ENTRY AND SURRENDER OF PROPERTIES

15

6.

TERMINATION OF OPTION AND EXCESS EXPENDITURES

18

7.

OBLIGATIONS AFTER TERMINATION OF OPTION

18

8.

EXERCISE OF OPTION

20

9.

ASSOCIATION OF PARTICIPANTS

21

10.

INTEREST OF PARTICIPANTS

22

11.

OPERATOR

24

12.

POWER AND AUTHORITY OF OPERATOR

26

13.

DUTIES AND OBLIGATIONS OF THE OPERATOR

27

14.

MANAGEMENT COMMITTEE

29

15.

POWERS OF MANAGEMENT COMMITTEE

31

16.

OPERATING PROGRAMS, BUDGETS, PAYMENTS AND FUNDS

31

17.

DISPOSITION OF PRODUCTION

33

18.

AUDIT

35

TABLE OF CONTENTS

Page

19.

SHARING OF AND CONFIDENTIAL NATURE OF INFORMATION

36

20.

LIMITED CHARGING

36

21.

RESTRICTIONS ON ALIENATION

37

22.

LIABILITY OF THE OPERATOR AND INDEMNITY

40

23.

OPERATOR’S LIEN

41

24.

ENCUMBRANCE, PARTITION AND INDEMNIFICATION

41

25.

AREA OF INTEREST

41

26.

NOTICES

42

27.

WITHDRAWAL AND TERMINATION

44

28.

FORCE MAJEURE

45

29.

DEFAULT

45

30.

OPERATING AGREEMENT

46

31.

OPTION ONLY

46

32.

ARBITRATION

46

33.

ASSET PURCHASE AGREEMENT PREVAILS

47

34.

GENERAL

48

End of TOC - Do not delete this paragraph!